CONFIDENTIAL

Execution Version

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.47

License Agreement

By and Between

Vitae Pharmaceuticals, Inc.

and

Syndax Pharmaceuticals, Inc.

______________________________________

Dated as of October 13, 2017

______________________________________

table of contents

Page

Article 1.	Definitions1
Article 2.	LICENSE GRANT14
2.1.	Exclusive License Grant14
2.2.	Sublicense Rights14
2.3.	Subcontractors16
2.4.	Retained Rights16
Article 3.	TRANSFER ACTIVITIES16
3.1.	Licensed Compound and Transfer16
3.2.	Licensor Materials Disclaimer17
3.3.	Contact Persons17
Article 4.	DEVELOPMENT, MANUFACTURING, AND COMMERCIALIZATION18
4.1.	General Responsibilities18
4.2.	Diligence Obligations18
4.3.	Development Plan18
4.4.	Development Reporting18
4.5.	Commercialization Reporting19
4.6.	Priority Review Voucher19
Article 5.	CONSIDERATION AND FINANCIAL TERMS20
5.1.	Upfront Payment20
5.2.	Reimbursement of Patent Expenses20
5.3.	Development Milestones20
5.4.	Sales Milestones22
5.5.	Royalty Payments23
5.6.	Income from Sublicensees25
5.7.	Payment Reports; Payments26
5.8.	Other Payments26
5.9.	No Refunds; Offsets27
5.10.	Exchange Rate27
5.11.	Taxes27
5.12.	Audit28

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.13.	Manner of Payment; Late Payment28
Article 6.	INTELLECTUAL PROPERTY RIGHTS28
6.1.	Ownership28
6.2.	Prosecution of Patent Rights29
6.3.	Patent Term Extensions29
6.4.	Infringement of Patent Rights by Third Parties29
6.5.	Patent Challenges31
6.6.	Common Interest31
Article 7.	CONFIDENTIALity31
7.1.	Confidential Information31
7.2.	Publicity33
7.3.	Publications33
7.4.	No Use of Name34
Article 8.	REPRESENTATIONS, WARRANTIES, AND COVENANTS34
8.1.	Mutual Representations and Warranties34
8.2.	Additional Representations and Warranties of Licensor35
8.3.	Licensee Covenants. Licensee covenants to Licensor that:37
8.4.	No False Statements37
8.5.	No Other Warranties38
Article 9.	TERM; TERMINATION38
9.1.	Term38
9.2.	Mutual Termination. This Agreement may be terminated by written agreement of each Party38
9.3.	Termination at Will38
9.4.	Termination for Cause38
9.5.	Termination for Patent Challenges38
9.6.	Termination for an Insolvency Event39
9.7.	Effects of Termination39
9.8.	Accrued Rights44
9.9.	No Waiver45
9.10.	Survival45
Article 10.	DISPUTE RESOLUTION45
10.1.	Exclusive Dispute Resolution Mechanism45
10.2.	Resolution by Executive Officers45

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.3.	Litigation45
10.4.	Jurisdiction45
10.5.	Injunctive Relief46
10.6.	Waiver of Right to Jury Trial46
Article 11.	INDEMNIFICATION; INSURANCE46
11.1.	Indemnification by Licensee46
11.2.	Indemnification by Licensor46
11.3.	Indemnification Procedures47
11.4.	Settlement48
11.5.	Insurance48
Article 12.	Miscellaneous48
12.1.	Notice48
12.2.	Non-Solicit49
12.3.	Designation of Affiliates49
12.4.	Assignment49
12.5.	Limitation of Liability50
12.6.	Severability50
12.7.	Waiver and Non-Exclusion of Remedies50
12.8.	Relationship of the Parties50
12.9.	No Third Party Beneficiaries50
12.10.	Construction; Rules of Construction51
12.11.	Governing Law51
12.12.	Entire Agreement51
12.13.	Counterparts51

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

LICENSE AGREEMENT

This License Agreement (this “Agreement”) is made effective as of October 13, 2017 (the “Effective Date”) by and between Vitae Pharmaceuticals, Inc., a Delaware corporation with a place of business at 400 Interpace Parkway, Parsippany, New Jersey 07054 (“Licensor”) and Syndax Pharmaceuticals, Inc., a Delaware corporation with a place of business at 35 Gatehouse Drive, Building D, Floor 3, Waltham, Massachusetts 02451 (“Licensee”). Licensor and Licensee are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Licensor Controls certain Patent Rights, Know-How, and other Intellectual Property Rights related to the Licensed Compound; and

WHEREAS, Licensee wishes to obtain, and Licensor desires to grant, a license under certain Patent Rights, Know-How, and other Intellectual Property Rights Controlled by Licensor to Exploit the Licensed Compounds and Licensed Products on the terms and conditions set forth herein.

NOW, THEREFORE, the Parties agree as follows:

Article 1.	Definitions
1.1.

“Accepted” means (a) with respect to any NDA, the date of which Licensee or its Affiliate or Sublicensee receives a notification from the applicable Regulatory Authority indicating that such NDA has been filed, and (b) with respect to any IND, 30 days following the filing of such IND if Licensee or its Affiliate or Sublicensee has not received any notice of a clinical hold from the applicable Regulatory Authority during such 30 day period; provided that, if Licensee or its Affiliate or Sublicensee does receive a notice of a clinical hold, then the applicable IND will be deemed “Accepted” on the date on which the applicable Regulatory Authority lifts such clinical hold.

1.2.

“Affiliate” means, with respect to a Person, any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such first Person at any time for so long as such Person controls, is controlled by or is under common control with such first Person.  For purposes of this definition, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” mean:  (a) the possession, directly or indirectly, of the power to direct the management or policies of a business entity, whether through the ownership of voting securities, by contract relating to voting rights or corporate governance or otherwise; or (b) the ownership, directly or indirectly, of more than 50% of the voting securities or other ownership interests of a business entity (or, with respect to a limited partnership or other similar entity, its general partner or controlling entity). In the case of Licensor, Allergan is an Affiliate of Licensor.

1.3.	“Agreement” has the meaning set forth in the Preamble.
1.4.	“Allergan” means Allergan, Inc., a Delaware corporation.
1.5.	“Annual Net Sales” means, with respect to a given Calendar Year, the aggregate amount of Net Sales for all Licensed Products in all countries in the Territory for such Calendar Year.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.6.

“Applicable Law” means any applicable federal, state, local, municipal, foreign, or other law, statute, legislation, constitution, principle of common law, code, treaty ordinance, regulation, rule, or order of any kind whatsoever put into place under the authority of any Governmental Authority, including the FFDCA, Prescription Drug Marketing Act, the Generic Drug Enforcement Act of 1992 (21 U.S.C. §335a et seq.), U.S. Patent Act (35 U.S.C. §1 et seq.), Federal Civil False Claims Act (31 U.S.C. §3729 et seq.), and the Anti-Kickback Statute (42 U.S.C. §1320a-7b et seq.), all as amended from time-to-time, together with any rules, regulations, and compliance guidance promulgated thereunder. “Applicable Law” will include the applicable regulations and guidance of the FDA and European Union (and national implementations thereof) that constitute good laboratory practices (GLP), good manufacturing practices (GMP), and good clinical practices (GCP) (and, if and as appropriate under the circumstances, ICH guidance or other comparable regulation and guidance of any applicable Governmental Authority).

1.7.	“Breaching Party” has the meaning set forth in Section 9.4 (Cure Periods).
1.8.	“[*]” means [*].
1.9.	“Business Day” means a day other than a Saturday or Sunday or a day on which banking institutions in New York, New York are permitted or required to be closed.
1.10.

“Calendar Quarter” means a period of three consecutive months corresponding to the calendar quarters commencing on the first day of January, April, July, or October, except that the first Calendar Quarter of the Term will commence on the Effective Date and end on the day immediately prior to the first to occur of January 1, April 1, July 1, or October 1 after the Effective Date and the last Calendar Quarter will end on the last day of the Term.

1.11.

“Calendar Year” means a period of 12 consecutive months corresponding to the calendar year commencing on the first day of January, except that the first Calendar Year of the Term will commence on the Effective Date and end on December 31 of the year in which the Effective Date occurs and the last Calendar Year of the Term will commence on January 1 of the year in which the Term ends and end on the last day of the Term.

1.12.	“CDA” has the meaning set forth in Section 12.13 (Entire Agreement).
1.13.

“Challenge” means, with respect to any Licensor Patent Right, to contest the validity or enforceability of any such Licensor Patent Right, in whole or in part, in any court, arbitration proceeding or other tribunal, including the United States Patent and Trademark Office and the United States International Trade Commission.  As used in this definition the term “contest” includes [*]; but excludes [*].

1.14.	“Claim” has the meaning set forth in Section 11.1 (Indemnification by Licensee).
1.15.

“Clinical Trial” means any clinical trial in humans that is designed to generate data in support or maintenance of any Regulatory Submission, including any Phase I Clinical Trial, Phase II Clinical Trial, Pivotal Clinical Trial, or any post-approval clinical trial in humans.

1.16.

“Combination Product” means a Licensed Product that is comprised of or contains a Licensed Compound as an active ingredient together with one (1) or more other active ingredients and is sold either as a fixed dose/unit or as separate doses/units in a single package.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.17.

“Commercialize” means, in respect of a product, any and all activities directed to the preparation for sale of, offering for sale of, or sale of such product, including activities related to marketing, promoting, distributing, and importing such product and interacting with Regulatory Authorities regarding any of the foregoing.  When used as a verb, “Commercialize” means to engage in Commercialization activities.

1.18.

“Commercially Reasonable Efforts” means, with respect to Licensee’s obligations under the Agreement to Exploit the Licensed Compounds and Licensed Products, the level of efforts in carrying out such obligation in a sustained manner that is at least consistent with the efforts that a similarly situated biotechnology company would typically devote to compounds and products of similar commercial and scientific potential at a similar stage in their lifecycle, based on market conditions then prevailing and taking into account expected and actual cost and time to Exploit the Licensed Compounds and Licensed Products, the potential profitability of the Licensed Compounds and Licensed Products, the competitiveness of the marketplace, the performance of other products that are of similar market potential, the likely timing of other products’ entry into the market and all other relevant legal and technical factors. The expenditure of Commercially Reasonable Efforts requires, with respect to a particular task or activity in Exploiting the Licensed Compounds and Licensed Products, that Licensee: [*]. The expenditure of Commercially Reasonable Efforts requires Licensee to [*] given the commercial and scientific potential of the Licensed Compounds and Licensed Products, and [*] for purposes of determining Licensee’s expenditure of Commercially Reasonable Efforts.

1.19.

“Confidential Information” means all non-public or proprietary information disclosed by a Party to the other Party under this Agreement, which may include ideas, inventions, discoveries, concepts, compounds, compositions, formulations, formulas, practices, procedures, processes, methods, knowledge, Know-How, trade secrets, technology, inventories, machines, techniques, development, designs, drawings, computer programs, skill, experience, documents, apparatus, results, clinical and regulatory strategies, regulatory documentation, information and submissions pertaining to or made in association with Regulatory Submissions, data (including pharmacological, toxicological, and clinical data, raw data, analytical and quality control data, manufacturing data and descriptions, patent and legal data, market data, financial data or descriptions), devices, assays, chemical formulations, specifications, material, product samples and other samples, physical, chemical and biological materials and compounds, and the like, without regard as to whether any of the foregoing is marked “confidential” or “proprietary,” or disclosed in oral, written, graphic, or electronic form.

1.20.	“Contact Person” has the meaning set forth in Section 3.4 (Contact Persons).
1.21.

“Control” means, with respect to any Intellectual Property Rights, Regulatory Submissions, Regulatory Approvals, or Materials (including compounds), ownership or possession by a Party, including its Affiliates, of the ability (without taking into account any rights granted by one Party to the other Party under the terms of this Agreement) to grant access, a license, or a sublicense (as the case may be) to such Intellectual Property Rights, Regulatory Submissions, Regulatory Approvals, or Materials, without (a) violating the terms of any agreement or other arrangement with, or (b) necessitating the consent of, in each case ((a) or (b)), any Third Party, at such time that the Party would be first required under this Agreement to grant the other Party such access, license, or sublicense.  In addition, with respect to any Intellectual Property Rights, Regulatory Submissions, Regulatory Approvals, or Materials acquired or in-licensed by a Party after the Effective Date from a Third Party for which payments would be owed to a Third Party in order to grant access, a license or a sublicense hereunder, such Intellectual Property Rights, Regulatory Submissions, Regulatory Approvals, and Materials will not be treated as “Controlled” by the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

granting Party if (i) the Party granting access, a license, or a sublicense discloses to the other Party all payments due to such Third Party in consideration for the sublicense to and arising out of the exercise of such rights by the other Party of such Intellectual Property Rights, Regulatory Submissions, Regulatory Approvals, or Materials and all obligations required to be passed on to a party to which a license, sublicense, or access is granted, and (ii) such other Party either declines to pay such payments or does not agree to comply with such obligations or, after failing to decline to pay such payments or comply with such obligations, later does not pay such payments in a timely manner or does not comply with such obligations.  Notwithstanding anything to the contrary set forth in this Agreement, a Party (or Affiliate of a Party, as applicable) will not be deemed to Control any Intellectual Property Rights, Regulatory Submissions, Regulatory Approvals, or Materials if (i) such Intellectual Property Rights, Regulatory Submissions, Regulatory Approvals, or Materials are owned or in-licensed by a Third Party that becomes an Affiliate of such Party (or Affiliate of a Party, as applicable) after the Effective Date as a result of such Party (or Affiliate of a Party, as applicable) acquiring or being acquired by such Third Party, whether by merger, stock purchase, or purchase of assets and (ii) such Intellectual Property Rights, Regulatory Submissions, Regulatory Approvals, or Materials were not Controlled by such Party (or Affiliate of a Party, as applicable) prior to such acquisition.

1.22.

“Cover” or “Covered” or “Covering” means, with respect to a given compound, product, or material and a given Patent Right, that the manufacture, use, sale, offer for sale, or importation of such compound, product, or material would infringe one or more claims of such Patent Right absent ownership of or a license under such Patent Right.

1.23.	“Defense Action” has the meaning set forth in Section 6.4.1 (Notification).
1.24.

“Develop” or “Development” means any and all activities, including research, discovery, compound identification and generation, non-clinical, pre-clinical trials, and Clinical Trials, post approval studies, supporting Manufacturing, production process development and formulation, and related regulatory activities directed to obtaining and maintaining Regulatory Approval for a product for an Indication.  When used as a verb, “Develop” means to engage in Development activities.

1.25.	“Disclosing Party” has the meaning set forth in Section 7.1.1 (Nondisclosure and Non-Use).
1.26.	“Disputes” has the meaning set forth in Section 10.1 (Exclusive Dispute Resolution Mechanism).
1.27.	“Effective Date” has the meaning set forth in the Preamble.
1.28.

“EMA” means the European Medicines Agency, or any successor agency thereto having the administrative authority to regulate the marketing of human pharmaceutical products or biological therapeutic products, delivery systems, and devices in the European Union.

1.29.	“Executive Officer” has the meaning set forth in Section 10.2 (Resolution by Executive Officers).
1.30.

“Exploit” means, in respect of a compound, product, or material, to make, have made, import, use, sell, or offer for sale, including to research, Develop, Commercialize, register, seek Regulatory Approval for, Manufacture, have Manufactured, hold or keep (whether for disposal or otherwise), have used, export, transport, distribute, promote, market, or have sold or otherwise dispose of such compound, product, or material. When used as a verb, “Exploit” and “Exploiting” means to engage in Exploitation and “Exploited” has a corresponding meaning.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.31.	“FDA” means the U.S. Food and Drug Administration, or any successor agency thereto.
1.32.

“FDASIA” means the Food and Drug Administration Safety and Innovation Act, as amended from time-to-time, together with any rules, regulations, and requirements promulgated thereunder (including all additions, supplements, extensions, and modifications thereto).

1.33.

“FFDCA” means the Federal Food, Drug and Cosmetic Act under United States Code, Title 21, as amended from time-to-time, together with any rules, regulations, and requirements promulgated thereunder (including all additions, supplements, extensions, and modifications thereto).

1.34.	“Field” means all therapeutic, prophylactic, and diagnostic uses in humans.
1.35.

“First Commercial Sale” means, with respect to any Licensed Product and with respect to any country of the Territory, the first sale of such Licensed Product by Licensor or an Affiliate or Sublicensee of Licensor to a Third Party in such country after such Licensed Product has been granted Regulatory Approval by the appropriate Regulatory Authority in such country.

1.36.	“GAAP” means United States generally accepted accounting principles, consistently applied.
1.37.

“Generic Competition Percentage” means, on a Licensed Product-by-Licensed Product and country-by-country basis, total aggregate [*] of the applicable Generic Product sold in a Calendar Year in such country divided by the sum of: (a) total aggregate [*] of the applicable Licensed Product sold in such Calendar Year in such country, and (b) total aggregate [*] of such Generic Product sold in such Calendar Year in such country, where, in each case ((a) and (b)), the total aggregate [*] of a Licensed Product and each Generic Product will be based on [*].

1.38.

“Generic Product” means, with respect to a given Licensed Product in a given country, any pharmaceutical product sold by a Third Party (other than as a Sublicensee) in such country that: (a) contains the [*], (b) is approved by the applicable Regulatory Authority in such country for [*], and (c) is [*] by the applicable Regulatory Authority in such country [*].

1.39.

“Governmental Authority” means any federal, state, national, state, provincial or local government, or political subdivision thereof, or any supranational or multinational organization, quasi-governmental, private body, agency, instrumentality, court, body, board, committee, panel, commission, official or other authority entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or tax authority or power, any court or tribunal (or any department, bureau or division thereof, governmental arbitrator or arbitral body).

1.40.	“ICH” means International Conference on Harmonization.
1.41.

“IND” means (a) an investigational new drug application filed with the FDA for authorization to commence clinical studies and its equivalent in other countries or regulatory jurisdictions, and (b) all supplements and amendments that may be filed with respect to the foregoing.

1.42.	“Indemnifying Party” has the meaning set forth in Section 11.3.1 (Notice).
1.43.	“Indemnitee” has the meaning set forth in Section 11.3.1 (Notice).
1.44.	“Independent Prices” has the meaning set forth in Section 1.68 (Net Sales).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.45.	“Indication” means the use of a pharmaceutical product for the treatment, prevention, cure, or control of a specific human disease, disorder, illness, or condition
1.46.

“Intellectual Property Rights” means all rights in Patent Rights, Trademarks, copyrights, design rights, database rights, moral rights, Know-How, inventions (including Inventions), and any and all other intellectual property or proprietary rights (whether registered or unregistered) now known or hereafter recognized in any jurisdiction, and all applications and rights to apply for any of them, anywhere in the world.

1.47.

“Inventions” means any and all inventions, improvements, discoveries, and developments, whether or not patentable, made, conceived, or reduced to practice in the course of performance of this Agreement whether made, conceived or reduced to practice by, or on behalf of, Licensor, Licensee, the Parties jointly, or any Affiliate of either Party.

1.48.

“Know-How” means all technical and scientific information, knowledge, technology, experimental protocols and procedures, methods, processes, practices, formulae, instructions, skills, techniques, procedures, ideas, concepts, designs, drawings, specifications, data, results, and other materials, including all physical, chemical, and biological materials, (together, in each case, with all improvements to any of the foregoing).

1.49.

“Knowledge” means (a) with respect to representations and warranties regarding [*], the [*] knowledge of [*], after [*] (but [*]), and (b) with respect to all other representations and warranties, the [*] knowledge of [*], or [*], in each case, [*].

1.50.

“Licensed Compound” means: (a) [*], (b) any compounds developed or acquired by Licensor during the Term, and Controlled by Licensor, that (A) [*], and (B) [*], or (c) any salts, esters, analogs, enantiomers, stereoisomers, prodrugs, solvates or polymorphs of any compound described in the foregoing clauses (a) and (b), in each case, to the extent [*].

1.51.

“Licensed Product” means any pharmaceutical product containing a Licensed Compound, including all forms, presentations, strengths, doses, and formulations (including any method of delivery), whether as a single active ingredient or together with one or more other active ingredients.

1.52.	“Licensed Product Infringement” has the meaning set forth in Section 6.4.2(a) (Licensee Right).
1.53.	“Licensee” has the meaning set forth in the Preamble.
1.54.	“Licensee Grantback Technology” has the meaning set forth in Section 9.7.4 (License Grant to Licensor).
1.55.	“Licensee Indemnitee” has the meaning set forth in Section 11.2 (Indemnification by Licensor).
1.56.	“Licensor Indemnitee” has the meaning set forth in Section 11.1 (Indemnification by Licensee).
1.57.

“Licensor Know-How” means all Know-How solely relating to a Licensed Compound or Licensed Product (other than an active pharmaceutical ingredient in a Licensed Product that is not a Licensed Compound) that is (a) Controlled by Licensor or any of its Affiliates as of the Effective Date, or (b) invented, conceived, discovered, created, or otherwise developed solely by or on behalf of Licensor during the Term in the performance of Licensor’s obligations under this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.58.

“Licensor Materials” means (a) existing inventory of Licensed Compound set forth on Schedule 3.1, and (b) any other Materials provided by Licensor in connection with the transfer of the Licensor Know-How.

1.59.

“Licensor Patent Rights” means (a) those Patent Rights set forth on Schedule 1.59, and (b) all other Patent Rights Controlled by Licensor as of the Effective Date or during the Term, in each case, that Cover any Licensed Compound or the Exploitation of any Licensed Compound (but not to the extent any such Patent Rights Cover any active pharmaceutical ingredient that is not a Licensed Compound).

1.60.	“Licensor Technology” means collectively, (a) Licensor Patent Rights, and (b) Licensor Know-How.
1.61.	“Losses” has the meaning set forth in Section 11.1 (Indemnification by Licensee).
1.62.	“Major EU Country” means any one of France, Germany, Italy, Spain, and the United Kingdom.
1.63.	“Major Market Country” means any one of the [*].
1.64.

“Manufacture” or “Manufacturing” means all activities related to the manufacturing of a Licensed Compound or a Licensed Product, or any ingredient thereof, including test method development and stability testing, formulation, manufacturing scale-up, manufacturing for Development or Commercialization, labeling, filling, processing, packaging, in-process and finished Licensed Product testing, shipping, storing, or release of a Licensed Compound or a Licensed Product or any ingredient thereof, quality assurance and quality control activities related to manufacturing and release of a Licensed Compound or a Licensed Product, ongoing stability tests, and regulatory activities related to any of the foregoing. When used as a noun, “Manufacture” or “Manufacturing” means any and all activities involved in Manufacturing.

1.65.	“Materials” means any tangible chemical, biological, or physical materials.
1.66.	“Mono Product” has the meaning set forth in Section 1.68 (Net Sales).
1.67.

“NDA” means a (a) New Drug Application or supplemental New Drug Application as contemplated by Section 505(b) of the FFDCA, submitted to the FDA pursuant to 21 C.F.R. § 314, including any amendments thereto, or (b) any comparable applications filed in or for countries or jurisdictions outside of the United States to obtain Regulatory Approval to Commercialize a Licensed Product in that country or jurisdiction.

1.68.

“Net Sales” means, with respect to any Licensed Product, the gross amounts invoiced or received (whichever first occurs) by Licensee and its Affiliates and Sublicensees for sales of such Licensed Product to Third Parties, less the following deductions, to the extent such deductions are paid, incurred, or otherwise taken, reasonable and customary, provided to Third Parties, and actually allowed with respect to such sales:

[*]

Notwithstanding anything to the contrary set forth in this Agreement, amounts received or invoiced by Licensee or its Affiliates or Sublicensees for the sale of such Licensed Product among Licensee or its Affiliates or Sublicensees for resale will not be included in the computation of Net Sales hereunder. In any event, any amounts received or invoiced by

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Licensee or its Affiliates or Sublicensees will be accounted for only once. For purposes of determining Net Sales, a Licensed Product will be deemed to be sold when invoiced.  Net Sales will be determined and accounted for in accordance with GAAP. A particular deduction may only be accounted for once in the calculation of Net Sales.

If consideration other than cash is paid to Licensee, its Affiliates, or any Sublicensees, then for purposes of determining Net Sales, the Parties will use the cash consideration that Licensee, its Affiliates, or any Sublicensees would realize from an unrelated buyer in an arm’s length sale of an identical item sold in the same quantity and at the time and place of the transaction, as determined jointly in good faith by Licensor and Licensee based on transactions of a similar type and standard industry practice, if any.

In the event that the Licensed Product is sold as part of a Combination Product, then:

(a)subject to (b) and (c) below, Net Sales of the Licensed Product, for the purposes of determining Royalty payments, shall be determined by multiplying the Net Sales of the Combination Product by the fraction, A / (A+B) where A is the wholesale acquisition cost charged by Licensee or its Affiliates or Sublicensees in such period and country for a Licensed Product containing the Licensed Compound(s) in the Combination Product as its sole active ingredients (the “Mono Product(s)”), if such Mono Product is sold separately by Licensee or its Affiliates or Sublicensees in such period and country (the “Independent Price(s)”), and B is the wholesale acquisition cost charged by Licensee or its Affiliates or Sublicensees product(s) containing as their sole active ingredient(s) those active ingredients that are not Licensed Compounds included in the Combination Product (“Other Product(s)”) if such Other Product(s) are sold separately by Licensee or its Affiliates or Sublicensees in such period and country, in each case for a quantity comparable to that used in such Combination Product and of substantially the same class, purity and potency or functionality, as applicable; provided that if any of such Other Product(s) are not sold separately by Licensee or its Affiliates or Sublicensees, but are independently marketed by one or more Third Parties, in such period and country, then such product(s) shall be deemed to be separately sold by Licensee or its Affiliates or Sublicensees at the average wholesale acquisition costs charged by such Third Parties for purposes of the calculations in this paragraph; or

(b)if the calculation in subsection (a) cannot be made because the Other Products are not sold separately by Licensee or its Affiliates or Sublicensees in such period and country for a quantity comparable to that used in such Combination Product and of substantially the same class, purity and potency or functionality, as applicable, Net Sales of the Licensed Product, for the purposes of determining Royalty payments, shall be determined by multiplying the Net Sales of the Combination Product by the fraction, A / C where A is the Independent Price for a Mono Product, and C is the wholesale acquisition cost charged by Licensee or its Affiliates or Sublicensees for the Combination Product; or

(c)if the calculation of Net Sales resulting from a Combination Product cannot be determined by either of the foregoing methods, Net Sales for such Combination Product shall be calculated based upon the relative value of the active components of such Combination Product as reasonably determined by the Parties in good faith.

1.69.	“Non-Breaching Party” has the meaning set forth in Section 9.4 (Cure Periods).
1.70.	“Other Products” has the meaning set forth in Section 1.68 (Net Sales).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.71.	“Party” or “Parties” has the meaning set forth in the Preamble.
1.72.

“Patent Office” means a Governmental Authority that administers and regulates patents, such as the Japan Patent Office, European Patent Office, United States Patent and Trademark Office, or other similar Governmental Authority.

1.73.

“Patent Rights” means all: (a) all patents or patent applications, including any continuations, continuations-in-part, divisions, provisional, converted provisional, continued prosecution or substitute applications, (b) any patent issued with respect to any of the foregoing patent applications, including utility models, petty patents, innovation patents and design patents and certificates of invention, (c) any reissue, reexamination, renewal, restoration or extension (including any supplementary protection certificate and the like) of any of the foregoing patents or patent applications, (d) any confirmation patent or registration patent or patent of addition based on any such patent, (e) any similar rights, including so-called pipeline protection or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any of such foregoing patent applications and patents, and (f) all foreign counterparts of any of the foregoing, or as applicable portions thereof or individual claims therein.

1.74.	“Payment” has the meaning set forth in Section 5.11.1 (General).
1.75.

“Person” means an individual, corporation, company, partnership, trust, limited liability company, association, or other business entity, including a government or political subdivision, department or agency of a government.

1.76.

“Phase I Clinical Trial” means a clinical trial that generally provides for the first introduction into humans of a pharmaceutical product with the primary purpose of determining safety, metabolism, and pharmacokinetic properties and clinical pharmacology of such product, in a manner that is generally consistent with 21 C.F.R. § 312.21(a), as amended (or its successor regulation), or, with respect to any other country or jurisdiction, the equivalent of such a clinical trial in such other country or jurisdiction.

1.77.

“Phase II Clinical Trial” means a clinical trial that is intended to explore the feasibility, safety, dose ranging, or efficacy of a pharmaceutical product,  as further defined in 21 C.F.R. § 312.21(b), as amended (or its successor regulation), or, with respect to any other country or jurisdiction, the equivalent of such a clinical trial in such other country or jurisdiction.

1.78.

“Pivotal Clinical Trial” means a human clinical trial in any country that is prospectively designed to generate data intended to (a) satisfy the requirements of in 21 C.F.R. § 312.21(c), as amended (or its successor regulation), or, with respect to any other country or jurisdiction, the equivalent of such a clinical trial in such other country or jurisdiction; or (b) otherwise satisfy the requirements of a Regulatory Authority for obtaining Regulatory Approval. For the avoidance of doubt, a Phase II Clinical Trial may be a Pivotal Clinical Trial.

1.79.

“Priority Review Voucher” or “PRV” means a voucher contemplated under Section 908 of the FDASIA that is awarded to a Person in consideration for the development of a pharmaceutical product for the treatment of a neglected or rare pediatric disease, which voucher entitles the holder thereof to receive priority review from the FDA for any product of its choice.

1.80.	“[*]” has the meaning set forth in [*].
1.81.	“[*]” has the meaning set forth in [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.82.

“Prosecution” or “Prosecute” means, with respect to a Patent Right, all communication and other interaction with any Patent Office or patent authority having jurisdiction over a patent application in connection with pre-grant proceedings.

1.83.	“Receiving Party” has the meaning set forth in Section 7.1.1 (Nondisclosure and Non-Use).
1.84.

“Regulatory Approval” means, with respect to a country or region in the Territory, any and all approvals, licenses, registrations, or authorizations from the relevant Regulatory Authority necessary in order to import, distribute, market, and sell a pharmaceutical product in such country or region (including any pricing or pricing reimbursement approvals that are required by Applicable Law for the import, distribution, marketing, offering for sale, or sale of the relevant product in such country or region).

1.85.

“Regulatory Authority” means any Governmental Authority responsible for granting Regulatory Approvals for a Licensed Product in the Territory, including the FDA in the United States and the EMA in the European Union.

1.86.

“Regulatory Exclusivity” means any exclusive marketing rights or data protection or other exclusivity rights conferred by any Regulatory Authority with respect to a Licensed Product in a country or jurisdiction, other than a Patent Right, including orphan drug exclusivity, pediatric exclusivity, and exclusivity rights conferred in the U.S. under the Hatch-Waxman Act.

1.87.

“Regulatory Submissions” means, with respect to a Licensed Product, (a) all INDs, NDAs, establishment license applications, drug master files, applications for designation as an “Orphan Product” under the Orphan Drug Act, for “Fast Track” status under Section 506 of the FFDCA (21 U.S.C. § 356) or for a Special Protocol Assessment under Section 505(b)(4)(B) and (C) of the FFDCA (21 U.S.C. § 355(b)(4)(B) and (C)) and all other similar filings (including counterparts of any of the foregoing in any country or region in the Territory), (b) any applications for Regulatory Approval and other applications, filings, dossiers, or similar documents (e.g., pediatric investigation plans) submitted to a Regulatory Authority in any country for the purpose of obtaining Regulatory Approval from that Regulatory Authority, (c) all supplements and amendments to any of the foregoing, and (d) all data and other information contained in, and Regulatory Authority correspondence relating to, any of the foregoing.

1.88.	“[*]” has the meaning set forth in [*].
1.89.	“[*]” has the meaning set forth in [*].
1.90.	“Royalties” has the meaning set forth in Section 5.5.1 (Royalties).
1.91.	“Payment Report” has the meaning set forth in Section 5.6 (Payment Reports; Royalty Payments).
1.92.

“Royalty Term” means, on a country-by-country basis and Licensed Product-by-Licensed Product basis, the period commencing on the First Commercial Sale of a Licensed Product in such country and continuing until the later of: (a) expiration of the last Valid Claim of any Patent Right that would, but for ownership of or the grant of a license to such Patent Right, be infringed by the Exploitation of any Licensed Product in such country; (b) the expiration of the applicable Regulatory Exclusivity for such Licensed Product in such country; or (c) 10 years following the date of the First Commercial Sale of such Licensed Product in such country.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.93.

“Selected Third Party Agreements” means, with respect to any Licensed Compound or Licensed Product, any agreement entered into by and between Licensee or any of its Affiliates or its Sublicensees, on the one hand and one or more Third Parties, on the other hand, that is [*] and that does not [*], including (a) any agreement pursuant to which [*], (b) [*] agreements pursuant to which [*], (c) [*] agreements solely with respect to Licensed Compounds or Licensed Products, (d) [*] agreements solely with respect to Licensed Compounds or Licensed Products, and (e) other [*] agreements solely with respect to Licensed Compounds or Licensed Products.

1.94.	“Subcontractor” has the meaning set forth in Section 2.3 (Subcontractors).
1.95.	“Sublicensee” has the meaning set forth in Section 2.2 (Sublicense Rights).
1.96.

“Sublicensing Revenue” means any and all amounts (including upfront payments, milestone payments, and earn-out payments) paid or payable to or received by Licensee or its Affiliates from any Sublicensee or Third Party in consideration for (a) the grant of a sublicense of any of the rights granted to Licensee under this Agreement, or (b) the grant of any option to obtain such a sublicense under any such rights granted to Licensee under this Agreement. Notwithstanding the foregoing, Sublicensing Revenue shall exclude any such payment received by Licensee or any of its Affiliates from any such Third Party in return for, as payment or consideration for, or otherwise in respect of: (i) the [*] of a Licensed Product [*] (e.g., royalties on Net Sales), but for clarity, [*], (ii) equity or debt of Licensee or its Affiliate purchased by such Third Party at or below the fair market value of such equity or debt as of the date of the purchase, (iii) reimbursement of Licensee’s or its Affiliates’ actual cost for [*], (iv) reimbursement [*] for the performance of services by Licensee or its Affiliate, (v) reimbursement of [*], (vi) the sale of Licensee or its Affiliate in whole or in part to a Third Party, unless, at the time of such a sale, [*], or (vii) to the extent that a payment not explicitly tied to a Licensed Product is made under a sublicense agreement that grants rights both to one or more Licensed Products and one or more other products  (e.g., an upfront payment), then a pro rata portion of such payment will be considered Sublicensing Revenue which pro rata portion will be calculated by [*].

1.97.	“[*]” has the meaning set forth in [*].
1.98.	“[*]” has the meaning set forth in [*].
1.99.

“Tax” or “Taxes” means any form of tax or taxation, fee, levy, excise duty, charge, social security charge, contribution, withholding, or assessments of any kind in the nature of (or similar to) taxes whatsoever of whatever nature (including any related fine, penalty, surcharge, interest or addition thereto) imposed by, or payable to, a Governmental Authority.

1.100.	“Term” has the meaning set forth in Section 9.1 (Term).
1.101.	“Territory” means worldwide.
1.102.	“Third Party” means any Person other than a Party or an Affiliate of a Party.
1.103.	“Third Party License” has the meaning set forth in Section 5.5.3(a) (Third Party IP).
1.104.

“Trademarks” means any trademark, trade name, service mark, service name, brand, domain name, trade dress, logo, slogan, or other indicia of origin or ownership, including the goodwill and activities associated with each of the foregoing.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.105.

“Valid Claim” means either: (a) a claim of an issued and unexpired Patent Right that has not been permanently revoked or declared unenforceable or invalid by an unreversed and unappealable or unreversed and unappealed decision of a court or other appropriate body of competent jurisdiction and which has not been abandoned, disclaimed, denied, or admitted to be invalid or unenforceable through reissue, re-examination, disclaimer, or otherwise; or (b) a claim of a pending patent application that was filed in good faith and has not been cancelled, withdrawn, abandoned, or finally disallowed without the possibility of appeal or refiling of such application and has not been pending for more than [*] years.

1.106.

“VAT” means value added tax, ad valorem, goods and services or similar tax chargeable on the supply or deemed supply of goods or services, sales taxes, consumption taxes, and other similar taxes required by Applicable Law, including interest, penalties or other additions thereto.

1.107.	“Withholding Tax” has the meaning set forth in Section 5.11.1 (General).
Article 2.	LICENSE GRANT
2.1.

Exclusive License Grant.  Subject to the terms and conditions of this Agreement (including Section 2.4 (Retained Rights)), Licensor hereby grants to Licensee an exclusive (even as to Licensor, subject to Section 2.4 (Retained Rights)), sublicensable (subject to Section 2.2 (Sublicense Rights)), royalty-bearing license during the Term under the Licensor Technology to Exploit the Licensed Compounds and Licensed Products in the Field in the Territory.

2.2.	Sublicense Rights.
2.2.1.

Right to Sublicense. Licensee will have the right to grant sublicenses, through multiple tiers, of the rights granted to it under Section 2.1 (Exclusive License Grant) to Third Parties (each, a “Sublicensee”) and to its Affiliates, in each case, upon written notice to Licensor (which notice will include [*]); provided that Licensee may only grant a sublicense to a Sublicensee [*] upon [*] (such a [*], a “[*]” and any Sublicensee for which a [*] must be obtained, a “[*]”). If Licensee grants a sublicense [*] to [*], and following the grant of such sublicense, such [*] while retaining its sublicense rights, then thereafter such [*] will be deemed a [*] for purposes of this Agreement and Licensee must obtain a [*] for such [*] in accordance with Section 2.2.2 [*] no later than [*] following the closing of the transaction pursuant to which such [*] ceased to be an [*]. If Licensee does not seek such [*] within such [*] period, or if Licensor does not grant such [*] with respect to such [*] (or is not deemed to have provided such [*]) in accordance with Section 2.2.2 ([*]), then the sublicense granted to such [*] will [*] upon the earlier of: (a) the conclusion of such [*] period, or (b) the date on which Licensor provides notice to Licensee [*] such [*] with respect to such [*].

2.2.2.

[*]. Licensee may request in writing that Licensor provide a [*] with respect to any [*] at any point after Licensee [*] such [*], including at any time prior to [*] for such a [*]. If, within [*] after Licensor’s receipt of a written request from Licensee to grant a [*] for any [*], Licensor does not respond to any such request by either [*] or refusing to [*] to such request, then Licensor will be deemed to have [*] such [*] with respect to the applicable [*] identified in such request. In addition, Licensor agrees that [*] to [*] a [*] to any [*] on the basis that the [*] is [*] a pharmaceutical product] that is intended to [*], regardless of [*], at the time of Licensee’s request for such [*]. Any [*] by Licensor with respect to a particular [*] will be applicable only to [*]. Unless otherwise agreed by Licensor in the [*] with respect to such [*], if such [*] wishes to [*] in any [*] (other than to [*]), then such

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

[*] will be required to obtain another [*] from Licensor in accordance with this Section 2.2.2 ([*]) with respect to such [*].
2.2.3.

Sublicense Requirements.  Licensee will remain responsible for the performance of this Agreement and the performance of its Affiliates and Sublicensees under their sublicensed rights to the same extent as if such activities were conducted by Licensee. Each sublicense to an Affiliate or a Sublicensee of the rights granted to Licensee under Section 2.1 (Exclusive License Grant) will be in writing and will (a) refer to, be subordinate to, and be consistent with this Agreement in all respects; (b) include [*]); (c) require the [*] to [*] if [*] no later than [*] after [*] and require such [*] to [*] to [*]; (d) to the extent required by Applicable Law, require such Affiliate or Sublicensee, upon request, to cooperate in the preparation and prosecution of any Patent Rights included in the Intellectual Property Rights described in subsection (b); and (e) preclude the granting of further sublicenses to the extent inconsistent with this Agreement. Notwithstanding the grant of a sublicense to a Sublicensee, Licensee shall remain fully liable to Licensor under this Agreement, and any sublicense granted hereunder that is inconsistent with this Section 2.2 (Sublicense Rights) will be null and void.

2.2.4.

Copies of Sublicenses.  Licensee will furnish to Licensor a true and complete copy of each sublicense agreement with a Sublicensee or an Affiliate and each amendment thereto within [*] after the sublicense or amendment has been executed.  Licensee shall be permitted to redact from such copy any portions of the agreement or amendment that are unrelated to Licensed Compounds or Licensed Products or that are not reasonably necessary for Licensor to verify Licensee’s compliance with the terms of this Agreement.

2.2.5.

Continuation of Sublicenses upon Termination of this Agreement. If the license granted to Licensee under Section 2.1 (Exclusive License Grant) terminates, then, each sublicense granted to an Affiliate will automatically and immediately terminate and at the request of any Sublicensee who is not then in breach of its sublicense agreement, Licensor will negotiate in good faith with such Sublicensee to reach agreement on the terms of a direct license to such Sublicensee under the Licensor Technology that is sublicensed to such Sublicensee on substantially the same terms (i.e., terms that provide Sublicensee the same rights and imposes on Sublicensees the same obligations, in each case, as set forth in such sublicense agreement between Licensee and such Sublicensee) effective as of the date of termination of the sublicense agreement granted to Sublicensee by Licensee; provided, however, that (a) such direct license agreement would not impose on Licensor any obligations over and above its obligations under this Agreement, and (b) as consideration for such direct license, the direct license agreement would require Sublicensee to pay Licensor the same amount as Licensee would have received from the applicable Sublicensee (had this Agreement survived) as a result of the Sublicensee’s performance under such sublicense agreement.

2.3.

Subcontractors.  In performing its activities under this Agreement, Licensee may engage Third Parties to conduct certain portions of Licensee’s obligations hereunder under the management and direction of Licensee (each, a “Subcontractor”), including granting limited sublicenses under the Licensor Technology to the extent necessary for the Subcontractor to perform its subcontracted obligations; provided that Licensee may only grant sublicenses under the Licensor Technology to Subcontractors to perform [*] with respect to [*] with [*]. Notwithstanding the foregoing, Licensee may [*] if the [*] agrees in writing to [*] all [*] related to any [*], or as otherwise required under this Agreement (which [*] may include [*], such as [*]).  Any breach of this Agreement by a Subcontractor will be deemed a breach by Licensee of this Agreement. Licensee will [*], in the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

case of any material breach of the terms of this Agreement by a Subcontractor. Without limitation, such contracts entered into with Subcontractors will contain provisions, including those relating to Intellectual Property Rights, confidentiality, and non-use, that are no less restrictive than those set forth in this Agreement. The engagement of any Subcontractor in compliance with this Section 2.3 (Subcontractors) will not relieve Licensee of its obligations under this Agreement.

2.4.

Retained Rights.  Nothing in this Agreement will be construed to confer any rights upon Licensee by implication, estoppel, or otherwise as to any Materials, active pharmaceutical ingredients, molecules, compounds, products, technology, or Intellectual Property Rights of Licensor other than the rights under the Licensor Technology expressly granted herein. All rights of Licensor not expressly granted to Licensee under the provisions of this Agreement will be retained by Licensor. Licensee will not Exploit or sublicense the Licensor Patent Rights except as expressly licensed in this Agreement.  In addition, Licensor expressly retains the right to have its obligations and rights under this Agreement exercised or performed by an Affiliate.

Article 3.	TRANSFER ACTIVITIES
3.1.

Licensed Compound and Transfer.  No later than [*] after the Effective Date, Licensor will transfer to Licensee the inventory of Licensed Compound set forth on Schedule 3.1(a) and the other Materials set forth on Schedule 3.1(b).  Following such transfer, Licensee (or its Affiliates or Sublicensees, as applicable) will (a) retain control of all such Licensor Materials, (b) use such Licensor Materials only in the fulfillment of obligations or exercise of rights under this Agreement, (c) not, except as set forth in the Development Plan, use such Licensor Materials or deliver the same to, or for the benefit of, any Third Party (other than a Sublicensee), without Licensor’s prior written consent, and (d) not use such Licensor Materials in human clinical research or any other testing involving human subjects. All delivery of Licensor Materials to Licensee will be Ex Works (Incoterms 2010) at one or more locations designated by Licensor following the Effective Date.

3.2.

Product Records. No later than [*] after the Effective Date, Licensor will make available to Licensee copies of substantially all material product records and documents in Licensor’s or its Affiliates’ possession and Control that pertain to the Licensed Compounds or Licensed Products (including all information provided to Licensee in the electronic data room hosted by or on behalf of Licensor, as well as laboratory notebooks to the extent in electronic form and pertaining only to the Licensed Compounds or Licensed Products); provided, however, that, notwithstanding the foregoing, [*], Licensor shall not [*] if it has not [*] within [*] and [*] shall be [*] to allow [*] of all [*]. Notwithstanding the foregoing, in the case of such records and documents that also pertain to other compounds or products of Licensor or its Affiliates that are not Licensed Compounds or Licensed Products Licensor may redact from such records and documents any information contained therein to the extent not related to the Licensed Compounds or Licensed Products, including Confidential Information of Licensor, its Affiliates, or Third Parties. Following the Effective Date, Licensor shall designate a Contact Person (as defined in Section 3.4) to receive and respond to all reasonable requests that Licensee may make for additional or missing product records and documents. At Licensee’s reasonable request, Licensor shall permit Licensee to access such records and documents held by Third Parties that had performed activities on Licensor’s behalf related to the Licensed Compounds or Licensed Products, including Licensor’s contract manufacturers (collectively, the “Licensor Vendors”), which permission so granted by Licensor may be limited to those portions of such records and documents that pertain to the Licensed Compounds and Licensed Products and may include instructions by Licensor for Licensor Vendors

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

to redact any information not related to the Licensed Compounds and Licensed Products, and to discuss such records and documents with such Licensor Vendors.
3.3.

Licensor Materials Disclaimer.  Licensee stipulates that compounds, reagents, and other Licensor Materials supplied by Licensor hereunder are experimental in nature, were not Manufactured in accordance with GMP, and are provided as is, without any warranties as to merchantability or fitness for a particular purpose. Licensee further stipulates that all of such Licensor Materials’ properties or characteristics are not known, and Licensee agrees that it will use such Licensor Materials with reasonable care and in accordance with all of Licensor’s written instructions. Licensee will assume responsibility for any Losses or injuries incurred by it or its Affiliates or Sublicensees through use of such Licensor Materials, subject to Section 11.2 (Indemnification by Licensor).

3.4.

Contact Persons.  Each Party will appoint a person who will oversee contact between the Parties for all matters relating to this Agreement (each, a “Contact Person”), which person may be replaced at any time upon written notice to the other Party. Each Contact Person will work together to manage and facilitate the communication between the Parties under this Agreement.  The Contact Persons will not have decision-making authority with respect to any matter under this Agreement.

Article 4.	DEVELOPMENT, MANUFACTURING, AND COMMERCIALIZATION
4.1.

General Responsibilities.  Except as expressly provided herein or expressly agreed by Licensor in writing, as between the Parties, Licensee will be solely responsible for managing and conducting all activities relating to the Exploitation of the Licensed Compounds and Licensed Products. Licensee will commence performing Development activities promptly after the Effective Date. Licensee will be responsible for all costs and expenses that it incurs related to the Exploitation of Licensed Compounds and Licensed Products after the Effective Date, including in connection with filing Regulatory Submissions in Licensee’s name and obtaining Regulatory Approvals for each Licensed Product. Except as expressly provided herein, Licensor will not be required to expend any resources, whether internal or external, in connection with the Exploitation of any Licensed Compound or Licensed Product.

4.2.

Diligence Obligations.  During the Term, Licensee will use Commercially Reasonable Efforts to (a) Develop the Licensed Compounds and Licensed Products in the Territory, including performing all obligations under and in accordance with the Development Plan, (b) file for, secure, and maintain Regulatory Approvals for Licensed Products in the Territory, and (c) Commercialize each Licensed Product in each country for which Regulatory Approval is obtained.

4.3.

Development Plan.  During the Term, Licensee will conduct all Development activities in connection with each Licensed Compound and Licensed Product in accordance with this Article 4 (Development, Manufacturing, and Commercialization) and the plan for Development activities with respect to each Licensed Compound and Licensed Product, an initial version of which is attached hereto as Schedule 4.3 (as such plan may be amended from time-to-time pursuant to this Section 4.3 (Development Plan), the “Development Plan”).  Licensee’s Development Plan will include (a) a summary of [*] as of the date such Development Plan is drafted or amended, (b) all other material Development activities reasonably anticipated to be undertaken by Licensee, as of the date such Development Plan is drafted or amended, to obtain Regulatory Approval of one or more Licensed Products throughout the Territory, and (c) estimated dates on which Licensee expects to achieve material Development Milestone Events and other significant Development events (such as [*] and the [*]), to the extent such estimates are reasonably possible given the development stage of the applicable Licensed Compound or Licensed Product as of the date such

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Development Plan is drafted or amended. Licensee will prepare updates or amendments to the Development Plan at least annually and in advance of [*], and may amend the Development Plan in its discretion at any time during the Term; provided that all annual updates and any material amendments must be consistent with the terms of this Section 4.3 (Development Plan).  For clarity, the initial version of the Development Plan attached hereto as Schedule 4.3 is a preliminary version that does not necessarily satisfy the content requirements described above, and therefore the Parties agree that such content requirements will only apply beginning with the first update or amendment to the Development Plan prepared by Licensee under this Section 4.3 (Development Plan).  Licensee will provide Licensor with a copy of all updates or amendments to the Development Plan.

4.4.

Development Reporting. No later than [*] of any Calendar Year during which Licensee or its Affiliates or Sublicensees are performing any Development activities with respect to the Licensed Compounds or Licensed Products, or is Manufacturing or having Manufactured any supplies of the Licensed Compounds or Licensed Products for Development purposes, Licensee will provide Licensor with reasonably detailed written reports of the material Development and material Manufacturing activities it or its Affiliates or its Sublicensees have performed, or caused to be performed, since the preceding report, its material Development and material Manufacturing activities in process, and the future activities it expects to initiate.  Each such report will contain sufficient detail to enable Licensor to assess Licensee’s compliance with its obligations set forth in Section 4.2 (Diligence Obligations), including: (a) a summary of Licensee’s or its Affiliates’ or Sublicensees’ activities with respect to achieving Regulatory Approvals of each Licensed Product in the Field, and (b) a summary of each Clinical Trial and the results of each such Clinical Trial for a Licensed Product conducted during the period covered by such report.

4.5.

Commercialization Reporting.  No later than [*] of any Calendar Year during which Licensee or its Affiliates or Sublicensees are performing any Commercialization activities with respect to the Licensed Compounds or Licensed Products, or is Manufacturing or having Manufactured any supplies of the Licensed Compounds or Licensed Products for Commercialization purposes, Licensee will provide Licensor with reasonably detailed written reports of the material Commercialization and material Manufacturing activities it has performed, or caused to be performed, since the preceding report, its material Commercialization and material Manufacturing activities in process, and the future activities it expects to initiate. Each such report will contain sufficient detail to enable Licensor to assess Licensee’s compliance with its obligations set forth in Section 4.2 (Diligence Obligations) and will include a [*] for [*].

4.6.	Priority Review Voucher.
4.6.1.

Notice; Offer Right. If Licensee or any of its Affiliates or Sublicensees receives a Priority Review Voucher as a result of its Development of any Licensed Product, then Licensee will notify Licensor in writing of its or its Affiliates or Sublicensees receipt of each such voucher no later than [*] after receipt thereof. No later than [*] following Licensor’s receipt of each such notice from Licensee, Licensor may (in its sole discretion) submit to Licensee a written offer for Licensor’s purchase from Licensee of such Priority Review Voucher (the “PRV Purchase Offer”). In the PRV Purchase Offer, Licensor will include a purchase price for the applicable Priority Review Voucher and other material legal and economic terms pursuant to which Licensor would purchase such Priority Review Voucher from Licensee. If Licensor provides a PRV Purchase Offer to Licensee for a Priority Review Voucher, then Licensee will consider in good faith whether it wishes to sell such Priority Review Voucher to Licensor on terms that will include the terms set forth in the applicable PRV Purchase Offer (or such other terms to which the Parties may agree in writing). If the Parties enter into a definitive agreement for Licensor’s purchase of the applicable Priority

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Review Voucher, then Licensee will convey to Licensor such Priority Review Voucher and [*] (the “[*]”).
4.6.1.

Sale of PRV to a Third Party. Licensee will not be obligated to accept the terms set forth in the PRV Purchase Offer, or to sell to Licensor any Priority Review Voucher; provided that if Licensee elects not to accept the terms set forth in the PRV Purchase Offer, then, unless otherwise agreed in writing by Licensor, Licensee will not [*] the applicable Priority Review Voucher to [*] for [*] that is [*]. For the avoidance of doubt, Licensee shall be free to negotiate with one or more Third Parties with respect to sale of the Priority Review Voucher at all times, even if Licensee elects to submit a PRV Purchase Offer.

4.6.2.

No Sale of PRV. Notwithstanding anything to the contrary set forth in this Agreement, Licensee may use any Priority Review Voucher for the benefit of any of its products (including any Licensed Product), and Licensee will have no obligation to sell to Licensor or any Third Party any Priority Review Voucher. If Licensee elects to use any Priority Review Voucher for the benefit of any product that is not a Licensed Product, then [*] until such time as [*].

Article 5.	CONSIDERATION AND FINANCIAL TERMS
5.1.

Upfront Payment.  No later than three Business Days after the Effective Date, Licensee will pay to Licensor a one-time payment of $5,000,000 (the “Upfront Payment”) in cash in immediately available funds by wire transfer, in accordance with wire instructions to be given by Licensor to Licensee.

5.2.

Reimbursement of Patent Expenses.  Schedule 5.2 sets forth a list of all out-of-pocket expenses incurred by Licensor as of the Effective Date in connection with the preparation, filing, Prosecution, and maintenance of the Licensor Patent Rights in [*], including all fees and other amounts paid to any Patent Office in such countries. No later than [*] after receipt of a written invoice from Licensor on or after the Effective Date, Licensee will pay to Licensor a one-time payment of all amounts set forth on Schedule 5.2 in cash in immediately available funds by wire transfer, in accordance with wire instructions to be given by Licensor to Licensee.

5.3.	Development Milestones.
5.3.1.

Events and Payments. Licensee will notify Licensor as soon as practicable upon (and in any event within [*] Business Days after) achievement of the applicable event listed in Table 5.3.1 below (each, a “Development Milestone Event”) by Licensee or its Affiliate or Sublicensee. Subject to Section 4.6 (Priority Review Vouchers), no later than [*] after receipt of a written invoice from Licensor specifying the achieved Development Milestone Event and the corresponding milestone payment set forth in Table 5.3.1 below (each a “Development Milestone Payment”), Licensee shall pay to Licensor such Development Milestone Payment. For clarity, each Development Milestone Payment will be made only once for the first time that the applicable Development Milestone Event is achieved, regardless of how many Licensed Products may achieve such Development Milestone Event, or how many times a particular Licensed Product may achieve such Development Milestone Event.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Table 5.3.1 – Development Milestones
Development Milestone Event	Development Milestone Payment
[*]	[*]

5.3.2.

[*]. For purposes of determining [*], [*] will mean, with respect to the [*], that [*] for such [*] (as set forth in [*]) has [*], which determination will be made no later than [*] after [*]. Notwithstanding anything to the contrary set forth in this Agreement, [*] for any [*] will [*], regardless of whether [*] was [*] (a) for any [*], upon [*] (e.g., [*]), and (b) in the case of [*], the [*].

5.3.3.

Skipped Payments.  If, with respect to any Licensed Product and Indication (as applicable), such Licensed Product achieves any Development Milestone Events in an Indication prior to the achievement of any other earlier-listed Development Milestone Events for the same Indication, then the Development Milestone Payments for such earlier-listed applicable Development Milestone Events for such Licensed Product for such Indication will be due and payable simultaneously with the payment for achievement of such subsequent Development Milestone Event for such Indication, except that (a) [*]; and (b) [*]. For example, if [*], then upon [*], Development Milestone Payment [*] would be due and payable for such Licensed Product for such Indication.

5.4.	Sales Milestones.
5.4.1.

Events and Payments. Licensee will notify Licensor as soon as practicable (and in any event within [*] Business Days after) when Licensee’s, its Affiliates’, and its Sublicensees’ aggregate Annual Net Sales of all Licensed Products in the Territory in a given Calendar Year first reach the respective thresholds indicated below in Table 5.4.1 below (each, a “Sales Milestone Event”). No later than [*] after receipt of a written invoice from Licensor specifying the achieved Sales Milestone Event and the corresponding one-time milestone payments set forth below Table 5.4.1 below (each, a “Sales Milestone Payment”), Licensee shall pay to Licensor such Sales Milestone Payment.

Table 5.4.1 – Sales Milestones
Sales Milestone Event	Sales Milestone Payment
[*]	[*]

5.4.2.

Achievement of Multiple Sales Milestones. For clarity, if the Annual Net Sales of all Licensed Products exceeds more than one Sales Milestone Events in Table 5.4.1 above in a given Calendar Year, and had not exceeded any earlier Sales Milestone Event in any prior Calendar Year, then Licensee will pay to Licensor all Sales Milestone Payments due for the achievement of all applicable Sales Milestone Events achieved in such Calendar Year. For example, if in a given Calendar Year, Annual Net Sales of all Licensed Products were $[*] and the Annual Net Sales for Licensed Products had not totaled $[*] in any other prior Calendar Year, then Licensee would make a one- time payment to Licensor under this Section 5.4 (Sales Milestones) of $[*]. Similarly, if in a given Calendar Year, Annual Net Sales of all Licensed Product were $[*] and the Annual Net Sales for Licensed Products

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

had not totaled $[*] in any other prior Calendar Year, then Licensee would make a one- time payment to Licensor under this Section 5.4 (Sales Milestones) of $[*].
5.5.	Royalty Payments.
5.5.1.

Royalties. Subject to the reductions set forth in Section 5.5.3 (Royalty Reductions), and [*], Licensee will pay to Licensor royalties in the amount of the marginal royalty rates set forth in Table 5.5.1 below on the Annual Net Sales resulting from the sale of all Licensed Products in the Territory during a given Calendar Year (such payments collectively, “Royalties”).

Table 5.5.1 – Royalty Rates
Annual Net Sales	Marginal Royalty Rate
[*]	[*]

Each marginal royalty rate set forth in Table 5.5.1 above will apply only to that portion of the Annual Net Sales of Licensed Products in the Territory during a given Calendar Year that falls within the indicated range.

For example, if the aggregate Net Sales of the Licensed Products in the Territory in a given Calendar Year totaled $[*], then Licensee would pay to Licensor [*].

5.5.2.

Royalty Term. Licensee’s obligation to pay Royalties under this Section 5.5 (Royalty Payments) will continue on a Licensed Product-by-Licensed Product and country-by-country basis until the expiration of the Royalty Term for such Licensed Product in such country (at which time sales in such country will be excluded from all calculations of Annual Net Sales hereunder).

5.5.3.	Royalty Reductions.
(a)

Third Party IP.  If Licensee or any of its Affiliates or permitted Sublicensees enters into an agreement with a Third Party pursuant to which Licensee licenses or acquires rights under any Patent Rights in a given country in the Territory (i) [*], or (ii) [*] (each, a “Third Party License”), then, in each case ((i) and (ii)), subject to the remainder of this Section 5.5.3(a) (Third Party IP), Licensee may deduct [*]% of any payments made under any such Third Party License in a given Calendar Quarter with respect to such country from the Royalties due and payable to Licensor for the applicable Licensed Product in such country made in the same Calendar Quarter. On a country-by-country basis, in no event will the aggregate Royalty amount due to Licensor in any given Calendar Quarter in any country be reduced pursuant to this Section 5.5.3(a) (Third Party IP) by more than [*]% of the amount that otherwise would have been due and payable to Licensor in such Calendar Quarter with respect to such country.  On a country-by-country basis, Licensee may carry forward any such Royalty reductions that are incurred or accrued in a Calendar Quarter for a Licensed Product with respect to such country and that are not applied against Royalties for such Licensed Product with respect to such country in such Calendar Quarter as a result of the above reduction floor, and apply such amounts against Royalties for such Licensed Product with respect to such country in any subsequent Calendar Quarter.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)

Expiration of Valid Claims.  Subject to Section 5.5.3(e) (Cumulative Reductions Floor), if during the Royalty Term for a given Licensed Product in a country there is no Valid Claim of any Patent Right that Covers such Licensed Product or the Exploitation of such Licensed Product (or the Licensed Compound contained therein) in such country, then, from the first full Calendar Quarter in which this Section 5.5.3(b) (Expiration of Valid Claims) applies, and thereafter during the remainder of the Royalty Term for such Licensed Product in such country, the aggregate Net Sales of such Licensed Product in such country during each Calendar Quarter will be reduced by [*]%. For clarity, in the event that Section 5.5.3(c) (Loss of Regulatory Exclusivity) and this Section 5.5.3(b) (Expiration of Valid Claims) both apply for a particular Licensed Product and country in a Calendar Quarter, the reduction in aggregate Net Sales of such Licensed Product in such country in such Calendar Quarter will be [*]%.

(c)

Loss of Regulatory Exclusivity. Subject to Section 5.5.3(e) (Cumulative Reductions Floor), if during the Royalty Term for a given Licensed Product in a country there is no Regulatory Exclusivity covering such Licensed Product in such country, then, from the first full Calendar Quarter in which this Section 5.5.3(c) 5.5.4(c) (Loss of Regulatory Exclusivity) applies, and thereafter during the remainder of the Royalty Term for such Licensed Product in such country, the aggregate Net Sales of such Licensed Product in such country during each Calendar Quarter will be reduced by [*]%. For clarity, in the event that Section 5.5.3(b) (Expiration of Valid Claims) and this Section 5.5.3(c) (Loss of Regulatory Exclusivity) both apply for a particular Licensed Product and country in a Calendar Quarter, the reduction in aggregate Net Sales of such Licensed Product in such country in such Calendar Quarter will be [*]%.

(d)

Generic Competition. Subject to Section 5.5.3(e) (Cumulative Reductions Floor), if in any Calendar Year during the Royalty Term for a given Licensed Product in a country the Generic Competition Percentage in such country is greater than or equal to [*]%, then commencing in the next Calendar Year, and thereafter during each Calendar Quarter, the aggregate Net Sales of such Licensed Product in such country during each Calendar Quarter will be reduced by [*]%.

(e)

Cumulative Reductions Floor.  On a country-by-country basis, in no event will the aggregate Royalty amount due to Licensor in any given Calendar Quarter in any country be reduced by the reductions set forth in [*] to less than [*]% of the amount that otherwise would have been due and payable to Licensor in such Calendar Quarter with respect to such country, without giving effect to Section 5.5.3(a) (Third Party IP). On a country-by-country basis, Licensee may carry forward any such reductions to the aggregate Net Sales of a Licensed Product with respect to a country permitted under [*] that are incurred or accrued in a Calendar Quarter for such Licensed Product with respect to such country and that are not applied against aggregate Net Sales of such Licensed Product with respect to such country in such Calendar Quarter as a result of the reduction floor set forth in this Section 5.5.3(e) (Cumulative Reductions Floor), and apply such amounts against aggregate Net Sales of such Licensed Product with respect to such country in any subsequent Calendar Quarter.

5.6.	Income from Sublicensees.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.6.1.

Payment Obligations.  In addition to all other accounts payable to Licensor pursuant to Article 5 (Consideration and Financial Terms), Licensee will pay Licensor, on a Licensed Product by Licensed Product basis, (a) [*]% of all Sublicensing Revenue paid or payable to or received by Licensee or its Affiliates under any sublicense agreement entered into during the period commencing on [*] and continuing until [*], and (b) [*]% of all Sublicensing Revenue paid or payable to or received by Licensee or its Affiliates under any sublicense agreement entered into during the period commencing on [*] and continuing until [*]. Notwithstanding anything to the contrary set forth in this Agreement, if a sublicense agreement grants rights to more than one Licensed Product, then for each applicable Licensed Product that is the subject of such a sublicense agreement, Licensee will pay to Licensor the applicable percentage of Sublicensing Revenue set forth in the foregoing clauses (a) and (b), based on the stage of Development of each such applicable Licensed Product at the time such sublicense agreement is entered into. To the extent that a payment under a sublicense agreement that grants rights to more than one Licensed Product, where the sublicense agreement falls within the scope of clause (a) above with respect to one or more such Licensed Products and within the scope of clause (b) above with respect to one or more other such Licensed Products, cannot be allocated to a Licensed Product (e.g., such as an upfront payment), then such payment will be divided on a pro rata basis based on the number of Licensed Products licensed thereunder with respect to which clause (a) applies and the number of Licensed Products licensed thereunder with respect to which clause (b) applies.

5.6.2.

Other Consideration.  If Licensee or its Affiliates receives Sublicensing Revenue or other amounts from Sublicensees or from any person or entity granted any option to obtain a sublicense under this Agreement in the form of non-cash consideration, then, at Licensor’s option, Licensee will pay Licensor (a) payments as required by Section 5.6.1 (Payment Obligation) in the form of the non-cash consideration paid or payable to or received by Licensee or its Affiliates, or (b) a cash payment determined based on the fair market value of such non-cash consideration.  If Licensee or its Affiliate enters into any sublicense that is not an arm’s length transaction, then fees due under Section 5.6.1 (Payment Obligation) will be calculated based on the fair market value of such transaction, at the time of the transaction, assuming an arm’s length transaction made in the ordinary course of business, as determined jointly by Licensor and Licensee based on transactions of a similar type and standard industry practice, if any.

5.7.

Payment Reports; Payments.  Within [*] Business Days after the end of each Calendar Quarter commencing upon the earlier of the first Calendar Quarter in which Licensee or its Affiliates receive any Sublicensing Revenue or the First Commercial Sale of a Licensed Product, Licensee will submit to Licensor [*] setting forth [*] of [*] and [*] and the [*], in each case, during such Calendar Quarter, in order for [*]. Each Party stipulates and agrees that [*] are [*] and neither Party will be [*], to the extent Licensee complies with the previous sentence. Within [*] following the end of each Calendar Quarter commencing upon the earlier of the first Calendar Quarter in which Licensee or its Affiliates receive any Sublicensing Revenue or the First Commercial Sale of a Licensed Product, Licensee will provide Licensor with a written report in respect of such Calendar Quarter, which report (each, a “Payment Report”) will include for such Calendar Quarter, on a Licensed Product-by-Licensed Product and country-by-country basis, (a) the Sublicensing Revenue paid or payable to or received by Licensee or its Affiliates, (b) the amount of gross sales (in U.S. dollars) of Licensed Products sold by Licensee and its Affiliates and Sublicensees, (c) [*] calculation of Net Sales showing [*] (d) a calculation of the Royalty payment due on such sales by Licensee and its Affiliates and Sublicensees, (e) an accounting of [*], (f) the calculation and

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

application of the reductions, if any, made pursuant to Section 5.5.3 (Royalty Reductions), and (g) [*]. Concurrently with each Payment Report, Licensee will pay all amounts due to Licensor pursuant to Section 5.5 (Royalty Payments) and Section 5.6 (Income from Sublicensee) and set forth in such Payment Reports for such Calendar Quarter.  Each Payment Report will be the Confidential Information of each Party.

5.8.	Other Payments. Licensee will pay to Licensor any other amounts due under this Agreement within [*] following receipt of invoice therefor.
5.9.

No Refunds; Offsets.  Except as expressly set forth under this Agreement, all payments under this Agreement will be irrevocable, non-refundable, and non-creditable. Licensee will have no right to offset, set off, or deduct any amounts from or against the amounts due to Licensor hereunder.

5.10.

Exchange Rate.  With respect to sales of Licensed Products invoiced in U.S. dollars, the gross sales, Net Sales, and Royalties payable will be expressed in U.S. dollars. With respect to sales of Licensed Products invoiced in a currency other than U.S. dollars, the gross sales, Net Sales, and Royalties payable will be expressed in the currency of the invoice issued by Licensee or its Affiliate or Sublicensee together with the U.S. dollars equivalent of the Royalty due, calculated using the average of daily last price rate of exchange for such currencies for the relevant Calendar Quarter utilized by Licensee for public financial accounting purposes in accordance with GAAP.

5.11.	Taxes.
5.11.1.

General. Each Party is responsible for its own taxes, duties, levies, imposts, assessments, deductions, fees, withholdings, or similar charges imposed on or measured by net income or overall gross income (including branch profits), gross receipts, capital, ability, or right to do business, property, and franchise or similar taxes pursuant to Applicable Law.  The development Milestone Payments, Sales Milestone Payments, Royalties, Sublicensing Revenue, and other amounts payable by Licensee to Licensor pursuant to this Agreement (each, a “Payment”) will be paid free and clear of any and all Taxes, except for any withholding or deductions of Taxes required by Applicable Law (“Withholding Taxes”).  Licensee will deduct or withhold from the Payments any Withholding Taxes that it is required by Applicable Law to deduct or withhold, and such Withholding Taxes will be treated for all purposes of this Agreement as having been paid to Licensor hereunder.  The Parties will reasonably cooperate to minimize any such Withholding Taxes.  If Licensor is entitled under Applicable Law or any applicable Tax treaty to a reduction of rate of, or the elimination of, applicable Withholding Tax, then it may deliver to Licensee or the appropriate Governmental Authority (with the reasonable assistance of Licensee to the extent that this is reasonably required and is requested in writing) the prescribed forms, certificates, or other information, valid under Applicable Law, necessary to lawfully reduce the applicable rate of withholding or to relieve Licensee of its obligation to withhold or deduct such Withholding Taxes and Licensee will apply the reduced rate of withholding or dispense with withholding, as the case may be.  Notwithstanding the foregoing, Licensee will provide reasonable timely prior notice to Licensor of the intention to deduct or withhold Withholding Taxes from any payment (and the amounts subject to such deduction or withholding, where practicable) to allow Licensor a reasonable opportunity to, or elect to postpone a Payment in order to, timely furnish forms, certificates, or other items that would reduce or eliminate such deduction or withholding in accordance with this Section 5.11.1 (General).  If, in accordance with the foregoing, Licensee withholds any amount, then it will pay to Licensor the net remaining balance when due, make timely payment to the proper Governmental Authority of the withheld amount and send to Licensor proof of

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

such payment within a reasonable time following such payment. If Licensee takes any actions that would increase any required Withholding Taxes that otherwise would not be required absent such action, including a Change of Control, change in tax residence, sublicense, or assignment of this Agreement by law or otherwise, then Licensee will increase Payments such that after such additional deduction and withholding, Licensor receives the amount it would have received had no such deduction or withholding been made.

5.11.2.

Value Added Tax. Notwithstanding anything to the contrary set forth in Section 5.11.1 (General), this Section 5.11.2 (Value Added Tax) will apply with respect to VAT.  All Payments are exclusive of VAT.  If any VAT is required in respect of any Payments under Applicable Law, then Licensee will pay VAT at the applicable rate in respect of any such Payments following the receipt of a valid VAT invoice in the appropriate form issued by Licensor in respect of those Payments, such VAT to be payable on the due date of the payment of the Payments to which such VAT relates.  The Parties will reasonably cooperate to issue valid invoices for all amounts due under this Agreement consistent with indirect Tax requirements. The remitting Party will not be responsible for any penalties and interest resulting from the failure by the receiving Party to collect (if not included on a valid invoice) or remit any such VAT. The Parties will reasonably cooperate to report, eliminate, or minimize the amount of any such VAT imposed on the transactions contemplated in this Agreement.

5.12.

Audit.  Licensee will maintain complete and accurate written records in sufficient detail to permit Licensor to confirm the accuracy of the Sublicensing Revenue, calculation of Royalties, and all other payments under this Agreement.  Upon reasonable prior notice, at a mutually convenient time, such records will be available during regular business hours for a period of [*] from the end of the Calendar Year to which they pertain for examination at the expense of Licensor, and not more often than once each Calendar Year, by an independent certified public accountant selected by Licensor and reasonably acceptable to Licensee, for the sole purpose of verifying the accuracy of the Payment Reports furnished by Licensee pursuant to this Agreement. Any such auditor will not disclose Licensee’s Confidential Information, except to the extent such disclosure is necessary to verify the accuracy of the Payment Reports furnished by Licensee or the amount of payments due by Licensee under this Agreement during the prior [*]. Licensee will provide to Licensor a copy of the accountant’s report in connection with any audit under this Section 5.12 (Audit).  Any amounts shown to be owed but unpaid will be paid within [*] after the date of receipt by Licensee of the accountant’s report, plus interest (as set forth in Section 5.13 (Manner of Payment; Late Payment)) from the original due date.  Any amounts shown to have been overpaid will be credited against future Payments due to Licensor under the Agreement. Licensor will bear the cost of such audit unless such audit discloses an underpayment by Licensee of more than [*]% of the amount due, in which case Licensee will bear the full expense of such audit.

5.13.

Manner of Payment; Late Payment.  All payments due to Licensor hereunder will be made in U.S. Dollars by wire transfer of immediately available funds into an account designated by Licensor from time-to-time.  If Licensor does not receive payment of any sum due to it on or before the due date, then Licensee will pay interest thereon (before and after any judgment) at the prime rate most recently published in the Wall Street Journal East Coast Edition plus [*]% per annum (or, if lower, the maximum rate permitted by Applicable Law) calculated on a daily basis and payable for the period from the date payment is due until the date payment is actually made, without prejudice to Licensor’s right to receive payment on the due date.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Article 6.	INTELLECTUAL PROPERTY RIGHTS
6.1.

Ownership.  Subject only to the rights expressly granted to the other Party under this Agreement, each Party will retain all rights, title, and interests in and to any Intellectual Property Rights that are owned, licensed, or sublicensed by such Party prior to or independent of this Agreement. All determinations of ownership of inventions invented, conceived, discovered, created, or otherwise developed under this Agreement will be made in accordance with U.S. patent law.

6.2.	Prosecution of Patent Rights.
6.2.1.

Prosecution by Licensee. Beginning on Effective Date, and except as otherwise provided in this Section 6.2.1 (Prosecution by Licensee), as between the Parties, Licensee will have the first right and authority to prepare, file, Prosecute, and maintain the Licensor Patent Rights in the Territory. Licensee will bear all costs and expenses of preparation, filing, Prosecution, and maintenance of such Patent Rights in the Territory. Licensee will provide Licensor a reasonable opportunity to review and comment on material communications from any patent authority in the Territory regarding the Licensor Patent Rights, as well as drafts of any material filings or responses to be made to such patent authorities in advance of submitting such filings or responses. Licensee will consider Licensor’s comments regarding such communications and drafts in good faith. In addition, Licensee will provide Licensor with (a) copies of all final material filings and responses made to any Patent Office with respect to the Licensor Patent Rights in a timely manner following submission thereof, and (b) a report each Calendar Year detailing the status of all Licensor Patent Rights that Licensee is Prosecuting or maintaining.

6.2.2.

Prosecution by Licensor. If Licensee determines in its sole discretion to abandon, not to maintain, or not to pursue the Prosecution and issuance of any Licensor Patent Right, then Licensee will provide Licensor with written notice promptly after any such determination to allow Licensor a reasonable period of time to determine, on a country-by-country basis in its sole discretion, its interest in filing, Prosecuting, or maintaining such Patent Right in the Territory (which notice by Licensee will be given no later than 30 days prior to the final deadline for any pending action or response that may be due with respect to such Patent Right with the applicable Patent Office). If Licensor provides written notice to Licensee expressing its interest in maintaining such Licensor Patent Right, then, with respect to such Licensor Patent Right in such country in the Territory, (a) Licensor may, in its sole discretion and at Licensor’s cost and expense, Prosecute and maintain or abandon such Patent Right; (b) such Patent Right will no longer be a Licensor Patent Right for purposes of this Agreement; and (c) Licensee will promptly (i) provide to Licensor or counsel designated by Licensor all files related to filing, Prosecuting, and maintaining such Patent Right, (ii) provide to Licensor a report detailing the status of all Licensor Patent Rights that Licensee is Prosecuting or maintaining as of the applicable date of such notice by Licensee, and (iii) Licensee will provide all assistance reasonably requested by Licensor in Licensor’s Prosecution and maintenance of the applicable Licensor Patent Rights (including by executing all requested documents and providing additional information with respect to the applicable Licensor Patent Rights).

6.3.

Patent Term Extensions.  Licensee will have the right to decide for which, if any, of the Patent Rights within the Licensor Patent Rights the Parties should seek patent term extensions in the Territory.  Licensee will inform Licensor of its decision.  Licensee will be responsible for applying for the patent term extension.  Licensee will be responsible for all expenses associated with any

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

such patent term extension, including any Third Party expenses incurred by Licensor in furtherance of such filing.
6.4.	Infringement of Patent Rights by Third Parties.
6.4.1.

Notification.  Each Party will promptly notify the other Party in writing of any existing, alleged, or threatened infringement, misappropriation, or other violation of the Licensor Patent Rights in the Territory of which it becomes aware, and will provide all information in such Party’s possession or Control demonstrating such infringement.

6.4.2.	Infringement Actions.
(a)

Licensee Right.  Licensee will have the first right, but not the obligation, to bring an appropriate suit or other action against any Third Party engaged in any existing, alleged, or threatened infringement or other violation of any Licensor Patent Right related to [*] (a “Licensed Product Infringement”). Licensor will have the sole right to bring an appropriate suit or other action against any Third Party engaged in any existing, alleged, or threatened infringement or other violation of any Licensor Patent Right.

(b)

Licensor’s Right.  Licensee will notify Licensor of its decision as to whether to take any action in accordance with Section 6.4.2(a) (Infringement Action in the Territory; Licensee’s Right) at least [*] Business Days before any time limit set forth in an Applicable Law or regulation, including the time limits set forth under the Hatch-Waxman Act (21 U.S.C. § 355) or within [*] after being notified of such Licensed Product Infringement, whichever is shorter. If Licensee decides not to take such action, then Licensee will so notify Licensor in writing, and Licensor will have the second right, but not the obligation, to commence a suit or take action to enforce the applicable Patent Right against such Third Party perpetrating such Licensed Product Infringement in the Territory at its own expense.

(c)

Cooperation.  Each Party will provide to the Party enforcing any such rights under this Section 6.4.2 (Infringement of Patent Rights by Third Parties) reasonable assistance in such enforcement, at such enforcing Party’s request and expense, including joining such action as a party plaintiff if required by Applicable Law to pursue such action or providing the enforcing Party any reasonably requested documentation or other materials.  The enforcing Party will keep the other Party regularly informed of the status and progress of such enforcement efforts, including providing the other Party a reasonable opportunity to comment on the enforcing Party’s determination of litigation strategy and the filing of important papers to the competent court and the enforcing Party will consider such comments in good faith.  If one Party elects to bring suit or take action against the Licensed Product Infringement, then the other Party will have the right, during or prior to commencement of the trial, suit, or action, to join any such suit or action at such Party’s own expense.

(d)

Expenses.  Subject to Section 6.4.2(f) (Allocation of Proceeds), the enforcing Party will be solely responsible for all expenses arising from a suit or action against a Licensed Product Infringement. For the avoidance of doubt, the enforcing Party will not be responsible for the other Party’s internal expenses (e.g., FTEs) incurred as a result of the other Party’s cooperation with the enforcement action as provided

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

in this Section 6.4.2 (Infringement Actions).  The Party not bringing an action with respect to a Licensed Product Infringement in the Territory under this Section 6.4.2 (Infringement Actions) will be entitled to separate representation in such matter by counsel of its own choice and at its own expense, but such Party will at all times cooperate fully with the Party bringing such action.

(e)

Settlement.  Neither Party will settle any claim, suit, or action that it brought under this Section 6.4.2 (Infringement Actions in the Territory) that could reasonably be expected to affect the other Party’s rights or interests without the prior written consent of the other Party, which consent will not be unreasonably withheld.

(f)

Allocation of Proceeds. If either Party recovers monetary damages from any Third Party in a suit in the Territory pursuant to this Section 6.4.2 (Infringement Actions) or any royalties from a license agreement with a Third Party related to any alleged Licensed Product Infringement, whether or not such damages or royalties result from the infringement of Licensor Patent Rights, such recovery will be allocated first to the reimbursement of any expenses incurred by each Party in such litigation, action, or license, and any remaining amounts will be [*].

6.5.

Patent Challenges.  If any Licensor Patent Right becomes the subject of any Challenge commenced by a Third Party within the Territory, then the Party responsible for filing, preparing, Prosecuting, and maintaining such Patent Right as set forth in Section 6.2 (Prosecution of Patent Rights), will control such defense at its own expense. The controlling Party will permit the non-controlling Party to participate in the proceeding to the extent permissible under Applicable Law, consider in good faith any reasonable comments of the non-controlling Party and allow the non-controlling Party to be represented by its own counsel in such proceeding, at the non-controlling Party’s expense. If either Party decides that it does not wish to defend against such action, then the other Party will have a backup right to assume defense of such Third Party action at its own expense.  Any awards or amounts received in defending any such Third Party action will be allocated between the Parties as provided in Section 6.4.2(f) (Allocation of Proceeds).

6.6.

Common Interest.  All information exchanged between the Parties representatives pursuant to this Article 6 (Intellectual Property Rights) regarding the preparation, filing, Prosecution, maintenance, or enforcement of Patent Rights, including copies of any draft or final documents or any communications received from or sent to Patent Offices or patenting authorities with respect to such Patent Rights, except to the extent publicly disclosed by such Patent Offices or patenting authorities, will be the disclosing Party’s Confidential Information. In addition, the Parties acknowledge and agree that, with regard to such preparation, filing, Prosecution, maintenance, and enforcement of the Licensor Patent Rights the interests of the Parties as licensor and licensee are to obtain the strongest patent protection possible, and as such, are aligned and are legal in nature.  The Parties agree and acknowledge that they have not waived, and nothing in this Agreement constitutes a waiver of, any legal privilege concerning such Patent Rights, including privilege under the common interest doctrine and similar or related doctrines.

Article 7.	CONFIDENTIALity
7.1.	Confidential Information.
7.1.1.

General. Each Party (the “Receiving Party”) will maintain all Confidential Information disclosed to it by the other Party (the “Disclosing Party”) in strict confidence during the Term of this Agreement and for a period of five years after the expiration or termination of

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

this Agreement; provided that any Confidential Information of either Party that constitutes a trade secret will continue to be subject to the terms of this Article 7 (Confidentiality) in perpetuity, so long as such information remains a trade secret in accordance with Applicable Law. The Receiving Party will not disclose such Confidential Information to anyone other than those of its Affiliates, investors, prospective investors, lenders, prospective lenders, financing sources, prospective financing sources, prospective acquirers, permitted Sublicensees, prospective Sublicensees (to the extent sublicensing is permitted), commercial partners, prospective commercial partners, employees, consultants, financial or legal advisors, agents, or Subcontractors who are bound by written obligations of non-disclosure and non-use no less stringent than those set forth in this Article 7 (Confidentiality) and to whom such disclosure is necessary in connection with such Party’s activities as contemplated in this Agreement or in connection with financing or acquisition activities (including Licensor’s right to assign its rights hereunder pursuant to Section 12.4 (Assignment)). Each Party will use all such Confidential Information only for the purposes of performing its obligations and exercising the rights granted to it under this Agreement, with all such reproductions being deemed to be Confidential Information, and will ensure that such Party’s Affiliates, investors, prospective investors, lenders, prospective lenders, acquirors, prospective acquirors, financing sources, prospective financing sources, permitted Sublicensees, prospective Sublicensees, commercial partners, prospective commercial partners, employees, consultants, agents, consultants, and Subcontractors comply with these obligations. Each Party will notify the other Party promptly on discovery of any material unauthorized use or disclosure of the other Party’s Confidential Information, including the other’s trade secrets.

7.1.2.

Confidential Information of Each Party. All Licensor Know-How will be the Confidential Information of Licensor, notwithstanding whether it would otherwise be included in any of the exceptions set forth in Section 7.1.3 (Exceptions to Confidentiality). The contents of each report provided pursuant to Section 4.4 (Development Reporting) and Section 4.5 (Commercialization Reporting), and each Payment Report will be considered Confidential Information of each Party, and, in each case, will remain subject to the rights and obligations of the Parties under this Article 7 (Confidentiality). The non-disclosed terms of this Agreement will be the Confidential Information of each Party.

7.1.3.

Exceptions to Confidentiality. Except with respect to the Licensor Know-How, each report provided pursuant to Section 4.4 (Development Reporting) and Section 4.5 (Commercialization Reporting), and each Payment Report, the obligations of each Receiving Party imposed by Section 7.1.1 (General) will not apply to any Confidential Information disclosed to the Receiving Party by the Disclosing Party that: (a) was known to the Receiving Party without an obligation to keep such information confidential prior to the Effective Date other than as a result of disclosure under any other agreement between the Parties (as demonstrated by competent evidence); (b) is or becomes generally available to the public through means other than an unauthorized disclosure by the Receiving Party, its Affiliates, or any agents to whom it or they disclosed such information; (c) was or subsequently is disclosed to the Receiving Party without restriction by a Third Party having a bona fide right to disclose such Confidential Information without breaching any obligation to the Disclosing Party; (d) is developed independently by the Receiving Party without benefit of or recourse to any of the Disclosing Party’s Confidential Information (as demonstrated by competent evidence); or (e) is publicly published pursuant to Section 7.1.4 (Permitted Disclosures).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.1.4.	Permitted Disclosures.
(a)

Compliance with Law. Notwithstanding anything to the contrary set forth in this Article 7 (Confidentiality), each Receiving Party may make disclosures of Confidential Information of the Disclosing Party (i) to Patent Offices in any country in which Patent Rights are sought for purposes of Prosecuting any applications for Patent Rights or defending any Patent Rights in interference or opposition actions as contemplated by this Agreement; (ii) to Regulatory Authorities as necessary to pursue Development, Commercialization, or Regulatory Approval of Licensed Products; or (iii) to the extent required to comply with Applicable Law or a court or administrative order; provided, however, that the Party who is required to make such disclosure (A) provides the other Party with reasonable prior written notice if permissible under Applicable Law, (B) coordinates with the other Party with respect to the wording and timing of any such disclosure and affords the Disclosing Party an opportunity to oppose or limit, or secure confidential treatment for such required disclosure, (C) if the Disclosing Party is unsuccessful in its efforts pursuant to clause (B), takes all reasonable and lawful actions to obtain confidential treatment for such disclosure, and (D) discloses the minimum amount and scope of the Confidential Information necessary to comply with any such Applicable Law or such court or administrative order. Any Confidential Information so disclosed will still be subject to the terms of this Agreement.

(b)

SEC Filings and Other Disclosures. Either Party may disclose the terms of this Agreement only to the extent required, in the reasonable opinion of such Party based on advice of legal counsel, to comply with the rules and regulations promulgated by the United States Securities and Exchange Commission or similar security regulatory authorities in other countries. If a Party must disclose this Agreement or any of the terms hereof in accordance with the preceding sentence, then such Party agrees, at its own cost and expense, to (a) provide the other Party with reasonable prior notice of such disclosure, (b) coordinate with the other Party with respect to the wording and timing of any such disclosure and afford the other Party an opportunity to request that the disclosing Party seek confidential treatment of certain portions or terms of this Agreement, and (c) seek confidential treatment of portions of this Agreement or such terms as may be reasonably requested by the other Party.

7.2.

Publicity.  Upon the execution of this Agreement, the Parties will jointly issue a press release with respect to this Agreement in a form agreed by the Parties. Except for any subsequent press releases of other announcements (whether written or oral) that contain no additional information than what was included in such press release (or other press releases approved by each Party), neither Party will issue any other public announcement, press release, or other public disclosure regarding this Agreement or its subject matter without the other Party’s prior written consent. Notwithstanding the foregoing, Licensee and its Affiliates and Sublicensees shall be free to issue press releases regarding its or their Development and Commercialization of Licensed Products in its or their sole discretion.

7.3.

Publications.  The Parties recognize the desirability of publishing and publicly disclosing the results of, and scientific information regarding, activities under this Agreement. Accordingly, during the Term, Licensee will be free to publish and present the results of and information regarding activities under this Agreement as provided in this Section 7.3 (Publications), in a manner

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

consistent with Applicable Law and industry practices, provided that any publication of any Confidential Information of Licensor or its Affiliates shall require Licensor’s prior written consent, which consent will not be unreasonably withheld, conditioned, or delayed.

7.4.

No Use of Name.  Subject to the terms of this Agreement and except as expressly provided herein, neither Party will use the name or Trademarks of the other Party in any promotional materials or advertising without the prior express written permission of the other Party.

Article 8.	REPRESENTATIONS, WARRANTIES, AND COVENANTS
8.1.	Mutual Representations and Warranties. Each of the Parties hereby represents and warrants to the other Party as of the Effective Date that:
8.1.1.

Organization.  It is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority, corporate or otherwise, to execute, deliver, and perform this Agreement.

8.1.2.

Binding Agreement.  This Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance, and general principles of equity (whether enforceability is considered a proceeding at law or equity).

8.1.3.

Authorization.  The execution, delivery, and performance of this Agreement by such Party have been duly authorized by all necessary corporate action and do not conflict with any agreement, instrument, or understanding, oral or written, to which it is a party or by which it is bound, nor violate any Applicable Law or any order, writ, judgment, injunction, decree, determination, or award of any court or governmental body, or administrative or other agency presently in effect applicable to such Party.

8.1.4.

No Further Approval.  It is not aware of any material government authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, under any Applicable Law, currently in effect, necessary for, or in connection with, the transactions contemplated by this Agreement or any other agreement or instrument executed in connection herewith, or for the performance by it of its obligations under this Agreement and such other agreements (save for Regulatory Approvals and similar authorizations from Regulatory Authorities necessary for the Exploitation of the Licensed Compounds and Licensed Products as contemplated hereunder).

8.1.5.

No Inconsistent Obligations.  Neither Party is under any obligation, contractual or otherwise, to any Person that conflicts with or is inconsistent in any material respect with the terms of this Agreement, or that would impede the diligent and complete fulfillment of its obligations hereunder.

8.1.6.

No Conflicts.  The execution, delivery and performance of this Agreement by such Party does not conflict with such Party’s charter documents, bylaws, or other organizational documents, any material agreement, instrument, or understanding, oral or written, to which it is a party or by which it is bound, nor violate Applicable Law or any order, writ, decree, judgment, injunction, determination, or award of any Governmental Authority having jurisdiction over it.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8.2.	Additional Representations and Warranties of Licensor. Except as set forth in Schedule 8.2, Licensor represents and warrants as of the Effective Date to Licensee that:
8.2.1.

Sufficient Rights.  Licensor is the sole owner of the Licensor Technology, free of any encumbrance, lien, or claim of ownership by any Third Party, and has all rights necessary to grant the rights and licenses under the Licensor Technology that it purports to grant to Licensee in this Agreement.

8.2.2.

Licensor Patent Rights. To Licensor’s Knowledge, Schedule 1.59 sets forth all Patent Rights owned or licensed by Licensor or its Affiliates, or to which Licensor or its Affiliates otherwise have rights, that Cover a Licensed Compound or a Licensed Product or the Exploitation thereof in the Field or that are necessary for such Exploitation as contemplated as of the Effective Date. All such Patent Rights are subsisting, and to Licensor’s Knowledge, valid and enforceable.  No written claim or litigation has been brought or asserted against Licensor or its Affiliates or with respect any such Patent Right (and to Licensor’s Knowledge, no such claims have been threatened) by any Person (a) alleging the invalidity, misuse, unregisterability, unenforceability, or non-infringement of any such Patent Rights, or (b) challenging Licensor’s ownership or control of any such Patent Rights  The pending applications included in such Patent Rights are being prosecuted using reasonable efforts in the respective Patent Offices in the Territory in accordance with Applicable Law and Licensor and its Affiliates have presented all material references, documents and information of which it and the inventors are aware to the relevant patent examiner at the relevant Patent Office, and all such Patent Rights have been filed and maintained properly and correctly and all applicable fees have been paid on or before the due date for payment, as required under Applicable Law. To Licensor’s Knowledge, each of such Patent Rights properly identifies each and every inventor of the claims thereof as determined in accordance with the laws of the jurisdiction in which such patent is issued or such patent application is currently pending.  True, complete, and correct copies of the file wrappers, and to the extent in the possession or control of Licensor or its Affiliates or their respective counsel, other non-privileged or non-work-product documents and materials relating to the Prosecution, defense, or maintenance of such Patent Rights have been provided or made available to Licensee.

8.2.3.

Licensor Know-How. To Licensor’s Knowledge, there is no Know-How owned by, or otherwise in the possession or control of, Licensor or any of its Affiliates as that relates to the Licensed Compounds or the Licensed Products that is not included in the Licensor Know-How.  Licensor has used reasonable efforts to preserve the confidentiality of trade secrets in the Licensed Know-How.

8.2.4.

Third Party Infringement.  There is no claim pending by Licensor alleging that a Third Party is or was infringing, misappropriating, or otherwise violating the Licensor Technology in the Territory in the Field, and, to Licensor’s Knowledge, no Third Party is infringing the Licensor Technology.

8.2.5.

No Infringement. To Licensor’s Knowledge, the Exploitation of [*] or other Licensed Compounds or Licensed Products (where the active ingredient includes only Licensed Compounds) as contemplated under the Development Plan as of the Effective Date does not violate, infringe, or constitute misappropriation of or otherwise conflict or interfere with any Patent Rights or Know-How of any Third Party. There is no action or other proceeding duly filed and served against Licensor or any of its Affiliates, nor, to Licensor’s Knowledge, threatened against Licensor or any of its Affiliates alleging that the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Development, Manufacture, or Commercialization of any Licensed Compounds or Licensed Product or use of Licensor Know-How as contemplated herein violates, infringes, constitutes misappropriation, or otherwise conflicts or interferes with any Intellectual Property Right of any Third Party. There are no judgments, orders, writs, injunctions, decrees, awards, or settlements against or owed by Licensor or any of its Affiliates or to which Licensor or any of its Affiliates is a party or, to Licensor’s Knowledge, any actions, or claims threatened, in each case, relating to the Licensor Technology, Licensed Compounds, or Licensed Products.

8.2.6.

No Conflicting Rights.  Neither Licensor nor any of its Affiliates has previously entered into any agreement, whether written or oral, with respect to or otherwise assigned, transferred, licensed, conveyed, granted any right or forbearance with respect to, or otherwise encumbered its right, title or interest in or to the Licensor Technology, or any Patent Right or Know-How that would be Licensor Technology but for such assignment, transfer, license, conveyance, right, forbearance or encumbrance and it will not enter into any such agreements, grant any such right, title or interest to any person or entity that, in each case, is inconsistent with or otherwise diminish the rights and licenses granted to Licensee under this Agreement.

8.2.7.

No Other Payments.  To Licensor’s Knowledge, there are no amounts that will be required to be paid to a Third Party or any inventor of the Licensor Patent Rights (including under any applicable inventor remuneration laws) under any agreement to which Licensor or any of its Affiliates is a party, as a result of the Development, Manufacture, or Commercialization of the Licensed Compounds or Licensed Products as contemplated under the Development Plan as of the Effective Date.

8.2.8.

No Government Funding.  Neither Licensor nor any of its Affiliates have been a party to any agreement with the United States federal government or an agency thereof pursuant to which the United States federal government or such agency provided funding for the Development of the Licensed Compounds or Licensed Products (to the extent that a Licensed Compound is the only active ingredient), and the inventions claimed or covered by the Licensor Patent Rights are not subject to the provisions of the Patent and Trademark Law Amendments Act of 1980, as amended, codified at 35 U.S.C. §§ 200-212, as amended, or any regulations promulgated pursuant thereto, including in 37 C.F.R. Part 401.

8.2.9.

Compliance.  Licensor and its Affiliates, contractors, and consultants have conducted all Development activities with respect to the Licensed Compounds and Licensed Products in accordance with good clinical practice, good laboratory practice, good manufacturing practice, as applicable, and all other Applicable Laws.

8.2.10.

No Debarment.  To Licensor’s Knowledge, neither Licensor nor any of its Affiliates has been debarred by the FDA, and are not subject to any similar sanction of other Regulatory Authorities in the Territory, and to Licensor’s Knowledge, neither Licensor nor any of its Affiliates has used, in any capacity, in connection with this Agreement, any Person who either has been debarred by such a Regulatory Authority, or is the subject of a conviction described in Section 306 of the FFDCA, in each case, except to the extent that would not be material to this Agreement or the Licensed Technology, Licensed Compounds, or Licensed Products.

8.2.11.	Anti-Corruption. Licensor its Affiliates, and their respective officers, directors, employees, and to Licensor’s Knowledge, each of Licensor’s and its Affiliates’

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

representatives, agents, or other Persons acting on behalf of Licensor or its Affiliates have complied with all Applicable Laws concerning bribery, money laundering, or corrupt practices or which in any manner prohibit the giving of anything of value to any official, agent, or employee of any government, political party, or public international organization, candidate for public office, health care professional, or to any officer, director, employee, or representative of any other organization specifically including the U.S. Foreign Corrupt Practices Act, and the UK Bribery Act, in each case, except to the extent that would not be material to this Agreement or the Licensed Technology, Licensed Compounds, or Licensed Products.

8.3.	Licensee Covenants. Licensee covenants to Licensor that:
8.3.1.	Compliance with Law. Licensee will, and will ensure all Third Parties that it engages, comply with all Applicable Laws with respect to the performance of its obligations under this Agreement.
8.3.2.

No Debarment. Neither Licensee nor any of its Affiliates or Sublicensees will engage, in any capacity, in connection with this Agreement, any Person who either has been debarred by such a Regulatory Authority, or is the subject of a conviction described in Section 306 of the FFDCA. Licensee will inform Licensor in writing promptly if it or any Person engaged by Licensee or any of its Affiliates or Sublicensees who is performing any activities under or in connection with this Agreement is debarred or is the subject of a conviction described in Section 306 of the FFDCA, or if any action, suit, claim, investigation, or legal or administrative proceeding is pending or, to Licensee’s knowledge, is threatened, relating to the debarment or conviction of Licensee, any of its Affiliates or Sublicensees, or any such Person performing activities.

8.3.3.

Anti-Corruption.  Licensee will comply with all Applicable Laws concerning bribery, money laundering, or corrupt practices or which in any manner prohibit the giving of anything of value to any official, agent, or employee of any government, political party, or public international organization, candidate for public office, health care professional, or to any officer, director, employee, or representative of any other organization specifically including the U.S. Foreign Corrupt Practices Act, and the UK Bribery Act, in each case, in connection with the activities conducted pursuant to this Agreement.  Licensee will require any contractors, Subcontractors, distributors, or other Person that provide services to Licensee in connection with this Agreement to comply with Licensee’s obligations under this Section 8.3.3 (Anti-Corruption).

8.4.

No False Statements.  Neither Party will, with respect to any activities conducted under this Agreement, (a) commit an act, (b) make a statement, or (c) fail to act or make a statement, in any case ((a), (b), or (c)), that (i) would be or create an untrue statement of material fact or fraudulent statement to the FDA or any other Regulatory Authority with respect to the exercise of the rights granted to Licensee under the Licensor Technology or the Exploitation of any Licensed Compound or Licensed Product, or (ii) could reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery and Illegal Gratuities,” set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto or any analogous laws or policies in any country in the Territory, with respect to the exercise of the rights granted to Licensee under the Licensor Technology or the Exploitation of any Licensed Compound or Licensed Product.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8.5.

No Other Warranties.  EXCEPT AS EXPRESSLY STATED IN THIS Article 8 (REPRESENTATIONS, WARRANTIES, AND COVENANTS), NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OR CONDITIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING WARRANTIES OF TITLE, NON-INFRINGEMENT, VALIDITY, ENFORCEABILITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE LICENSOR MATERIALS, LICENSED COMPOUNDS, LICENSED PRODUCTS, THE LICENSOR TECHNOLOGY, OR THE SUBJECT MATTER OF THIS AGREEMENT. ANY INFORMATION PROVIDED BY LICENSOR OR ITS AFFILIATES IS MADE AVAILABLE ON AN “AS IS” BASIS WITHOUT WARRANTY WITH RESPECT TO COMPLETENESS, COMPLIANCE WITH REGULATORY STANDARDS OR REGULATIONS OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER KIND OF WARRANTY WHETHER EXPRESS OR IMPLIED.

Article 9.	TERM; TERMINATION
9.1.

Term. This Agreement will become effective as of the Effective Date and will continue in full force and effect unless earlier terminated pursuant to this Article 9 (Term; Termination), until the expiration of the Royalty Term with respect to all Licensed Products in all countries in the Territory. On a Licensed Product-by-Licensed Product and country-by-country basis, effective upon the expiration of the Royalty Term for a Licensed Product in a country (but not upon any earlier termination of this Agreement for any other reason) and subject to Licensee’s timely payment of all Payments due to Licensor with respect to such Licensed Product in such country during the applicable Royalty Term in accordance with Article 5 (Consideration and Financial Terms), the license granted to Licensee in Section 2.1 (Exclusive License Grant) under the Licensor Know-How will become fully-paid up, royalty-free, irrevocable and perpetual in such country.

9.2.	Mutual Termination. This Agreement may be terminated by written agreement of each Party.
9.3.	Termination at Will. Licensee may terminate this Agreement at will, in its sole discretion, in its entirety on not less than [*] prior written notice to Licensor.
9.4.

Termination for Cause.  Either Party (the “Non-Breaching Party”) may, without prejudice to any other remedies available to it at law or in equity, terminate this Agreement in its entirety in the event the other Party (the “Breaching Party”) has materially breached this Agreement, and such material breach has not been cured (a) within [*] Business Days of receiving notice thereof with respect to any breach of any undisputed payment obligation under this Agreement, and (b) within [*] of receiving notice thereof with respect to any other breach (as applicable, the “Cure Period”). The written notice describing the alleged material breach will provide sufficient detail to put the Breaching Party on notice of such material breach. Any termination of this Agreement pursuant to this Section 9.4 (Termination for Cause) will become effective at the end of the Cure Period, unless the Breaching Party has cured any such material breach prior to the expiration of such Cure Period.

9.5.

Termination for Patent Challenges.  If Licensee, or any of Licensee’s Affiliates or Sublicensees, directly, or indirectly through assistance granted to a Third Party, commences any Challenge with respect to any Licensor Patent Right, then Licensor may, in its sole discretion, upon written notice to Licensee terminate this Agreement in its entirety, or, if at the time of such Challenge by Licensee or any of its Affiliates or Sublicensees, Licensor is unable to so terminate this Agreement under Applicable Law for any reason, then Licensor may, by written notice to Licensee, [*] by [*]% (but only for [*]) so that [*] is [*].  In addition, in any case, if Licensor so chooses upon any such

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Challenge, Licensor may bring any action against Licensee in any forum of competent jurisdiction of Licensor’s choosing.
9.6.

Termination for an Insolvency Event.  Either Party may terminate this Agreement in its entirety upon providing written notice to the other Party on or after the time that such other Party makes a general assignment for the benefit of creditors, files an insolvency petition in bankruptcy, petitions for or acquiesces in the appointment of any receiver, trustee, or similar officer to liquidate or conserve its business or any substantial part of its assets, commences under the laws of any jurisdiction any proceeding involving its insolvency, bankruptcy, reorganization, adjustment of debt, dissolution, liquidation, or any other similar proceeding for the release of financially distressed debtors, or becomes a party to any proceeding or action of the type described above, and such proceeding or action remains un-dismissed or un-stayed for a period of more than 60 days.

9.7.

Effects of Termination.  All of the following effects of termination (but not expiration) are in addition to the other rights and remedies that may be available to either of the Parties under this Agreement and will not be construed to limit any such rights or remedies.  In the event of any termination of this Agreement for any reason:

9.7.1.

Reversion of Rights. All Licensed Compounds and Licensed Products and all rights related thereto will revert to Licensor, including all rights under the Licensor Technology, and Licensor will have the right, in its sole discretion, to Exploit all Licensed Compounds and Licensed Products in the Field throughout the Territory.

9.7.2.

Termination of Rights and Obligations. Subject to this Section 9.7 (Effects of Termination) and Section 9.10 (Survival), all other rights and obligations of the Parties under this Agreement will terminate.

9.7.3.

Assignment of Regulatory Submissions.  Licensee will and hereby does, and will cause its Affiliates and its Sublicensees to, (a) effective as of the effective date of termination, assign to Licensor all of its rights, title, and interests in and to all Clinical Trial data, Regulatory Submissions, and Regulatory Approvals applicable to any Licensed Compounds or Licensed Products and then owned or otherwise Controlled by Licensee or any of its Affiliates or its Sublicensees, and (b) to the extent assignment pursuant to clause (a) is delayed or is not permitted by the applicable Regulatory Authority, permit Licensor to cross-reference and rely upon any Clinical Trial data, Regulatory Submissions, and Regulatory Approvals filed by Licensee or its Affiliates or Sublicensees with respect to any Licensed Product. Licensee will take all reasonable steps necessary to transfer, or will cause its Affiliates and Sublicensees to transfer, ownership of all such assigned Regulatory Submissions and Regulatory Approvals to Licensor, including submitting to each applicable Regulatory Authority a letter or other necessary documentation (with a copy to Licensor) notifying such Regulatory Authority of the transfer of such ownership of each Regulatory Submission or Regulatory Approval.

9.7.4.

License Grant to Licensor.  Licensee will and hereby does, and will cause its Affiliates and its Sublicensees to, effective as of the effective date of termination, grant to Licensor an exclusive, fully paid-up, royalty-bearing (in accordance with Section 9.7.5 (Royalty to Licensee)), worldwide, transferable, perpetual, and irrevocable license and right of reference, with the right to sublicense through multiple tiers, in and to any and all (a) Regulatory Submissions and Regulatory Approvals applicable to any Licensed Compounds or Licensed Products and owned or otherwise Controlled by Licensee or its Affiliates or Sublicensees as of the effective date of termination that are not assigned to

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Licensor pursuant to Section 9.7.3 (Assignment of Regulatory Submissions), and (b) all Patent Rights and Know-How (i) invented, conceived, discovered, created, or otherwise developed by or on behalf of Licensee or any Affiliate or Sublicensee  in the performance of activities under this Agreement and that are necessary or useful for the Exploitation of Licensed Compounds or Licensed Products, or (ii) that have been or are being used by Licensee, its Affiliates or Sublicensees to Exploit any Licensed Compound or Licensed Product prior to and as of the effective date of termination; provided that, for purposes of this clause (ii), Licensee shall not be required, prior to the effective date of termination, to maintain licenses to, or preserve any, intellectual property that had been used prior to the effective date of termination but which is no longer being used as of the effective date of termination ((i) and (ii), the “Licensee Grantback Technology”), in each case ((a) and (b)), to Exploit any Licensed Compounds and Licensed Products (which license will be limited to the extent necessary for any Sublicensee that has entered into a direct license agreement with Licensor in accordance with Section 2.2.5 (Continuation of Sublicenses Upon Termination of this Agreement) to exercise its rights under such direct license for so long as such Sublicensee is granted such direct license).  Notwithstanding the foregoing, Licensee shall retain sufficient rights under the Licensee Grantback Technology for it and its Affiliates and Sublicensees to carry out its and their post-termination rights and obligations hereunder.  In addition to the royalties owed by Licensor to Licensee pursuant to Section 9.7.5 (Royalty to Licensee), Licensor will reimburse Licensee for any amounts owed by Licensee to Third Parties as a result of the grant of the license to Licensor under, or Licensor’s practice of, the Licensee Grantback Technology; provided that Licensor has been, at the time of termination of this Agreement notified of the terms of such payment obligations to any such Third Party, and, if Licensor notifies Licensee that it does not wish to have the Intellectual Property Rights that are subject to such payment obligations included in the Licensee Grantback Technology, then such Intellectual Property Rights will be excluded from the Licensee Grantback Technology, and Licensor will have no obligation to reimburse Licensee for any such payments. Licensee agrees to execute, acknowledge, and deliver any further documents or instruments and to perform all such other reasonable acts as may be necessary or appropriate in order to effect such right of reference.  For clarity, clause (ii) of the definition of Licensee Grantbank Technology excludes any Patent Rights or Know-How that has been in-licensed by Licensee, its Affiliates or Sublicensees from a non-Sublicensee or non-Subcontractor Third Party under a non-sublicenseable license, provided that rights to such Patent Rights or Know-How are commercially available or otherwise available to Licensor on commercially reasonable terms and Licensor is actually able to obtain rights to such Patent Rights or Know-How from such Third Party.

9.7.5.

Royalty to Licensee. Licensor will pay to Licensee royalties on the Net Sales of each Licensed Product in the Territory during the applicable Royalty Term for such Licensed Product in each country, which royalties will be (a) [*]% of Net Sales for each Licensed Product with respect to which the effective date of such termination occurs after [*] for such Licensed Product, but prior to [*], and (b) [*]% of Net Sales for each Licensed Product with respect to which the effective date of such termination occurs after [*]. In such case, the applicable terms of the definition of Net Sales, the definition of Royalty Term, Section 5.5 (Royalty Payments), Section 5.7 (Payment Reports), Section 5.8 (Other Payments), Section 5.9 (No Refunds; Offsets), Section 5.10 (Exchange Rate), Section 5.11 (Taxes), Section 5.12 (Audit), and Section 5.13 (Manner of Payment; Late Payment) will apply mutatis mutandis with Licensor or its Affiliates and sublicensees as the Party selling the Licensed Products and making payments. On a Licensed Product-by-Licensed Product and

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

country-by-country basis, effective upon the expiration of the Royalty Term for a Licensed Product in a country (but not upon any earlier termination of this Agreement for any other reason), the license granted to Licensor in Section 9.7.4 (License Grant to Licensor) under the Know-How included in the Licensee Grantback Technology will become fully-paid up, royalty-free, irrevocable and perpetual in such country.  For the avoidance of doubt, if this Agreement is terminated prior to [*], then Licensor will [*].

9.7.6.

Patent Information.  Licensee, if requested in writing by Licensor, will provide (a) any and all material correspondence with the relevant Patent Offices pertaining to the Licensee’s prosecution of any Licensor Patent Rights to the extent not previously provided to Licensor during the course of the Agreement, and (b) a report detailing the status as of the effective date of termination of all Licensor Patent Rights that Licensee is Prosecuting or maintaining, and all Patent Rights included in the Licensee Grantback Technology.

9.7.7.	Ongoing Clinical Trials.
(a)

Transfer to Licensor.  Unless expressly prohibited by any Regulatory Authority, at Licensor’s written request, Licensee will and hereby does, and will cause its Affiliates, and its Sublicensees to, transfer control of all Clinical Trials involving any Licensed Products being conducted by or on behalf of Licensee, an Affiliate, or a Sublicensee as of the effective date of termination to Licensor or its Affiliates or a Third Party that is designated in writing by Licensor. Licensee will continue to conduct such Clinical Trials, at Licensor’s cost, until such transfer is completed in order to enable such transfer to be completed without interruption of any such Clinical Trial (including the assignment of all related Regulatory Submissions, Regulatory Approvals, and investigator and other agreements relating to such Clinical Trials); provided that Licensor will not have any obligation to continue any Clinical Trial unless required by Applicable Law or under the terms of any agreement relating to such Clinical Trial that Licensor agrees to assume. Licensor will pay all out-of-pocket costs incurred by either Party to complete such Clinical Trials if Licensor requests that such Clinical Trials be completed.

(b)

Licensee Wind-Down.  If Licensor does not elect to assume control of any such Clinical Trials, then Licensee will responsibly wind-down any on-going Clinical Trials of Licensed Products for which it has responsibility hereunder in which patient dosing has commenced, in each case, in accordance with Applicable Law, accepted pharmaceutical industry norms, ethical practices, and regulatory requirements associated with discontinuing any Clinical Trial, which norms, practices, or requirements may require Licensee to continue (and not wind-down) a Clinical Trial for a Licensed Product. In addition, in such case, Licensee will maintain the IND during any such wind-down period until the completion of the wind-down of all Clinical Trials of Licensed Products, unless the IND has been inactivated. In addition, Licensee will be responsible for any out-of-pocket costs associated with such wind-down.

9.7.8.

Licensee Knowledge Transfer; Inventory.  Licensee will provide all knowledge transfer and other training to Licensor or its designated Affiliate or Third Party as reasonably necessary for Licensor or such designated Affiliate or Third Party to Exploit the Licensed Compounds and Licensed Products. In connection with such transfer, Licensee will, at Licensor’s option in its sole discretion, at the end of any post-termination Commercialization period pursuant to Section 9.7.10 (Further Sales) (a) transfer to

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Licensor or its designated Affiliate or Third Party, on an “as-is” basis, all inventory of Licensed Compounds and Licensed Products and components and works in process that are then held by or on behalf of Licensee with respect to the Manufacture of Licensed Compounds and Licensed Products (if any), for a transfer price equal to [*], or (b) destroy, at no cost to Licensor, all inventory of Licensed Compounds and Licensed Products and components and works in process that are held by or on behalf of Licensee with respect to the Manufacture of Licensed Compounds and Licensed Products and that are not transferred to Licensor or its designated Affiliate or Third Party pursuant to the foregoing clause (a).  Licensor will bear the out-of-pocket costs associated with the knowledge transfer and transfer of inventory set forth in this Section 9.7.8 (Licensee Knowledge Transfer) in the event of [*], and in the event of [*], Licensee will bear such out-of-pocket costs.

9.7.9.

Selected Third Party Agreements.  At Licensor’s written request, Licensee will, and cause its Affiliates and its Sublicensees to, assign to Licensor any Selected Third Party Agreement related to any Licensed Compounds or Licensed Products requested by Licensor, unless any Selected Third Party Agreement expressly prohibits such assignment, in which case Licensee (or such Affiliate or Sublicensee, as applicable) will cooperate with Licensor in all reasonable respects to secure the consent of the applicable Third Party to such assignment. If any such consent cannot be obtained with respect to a Selected Third Party Agreement, then Licensee will, and cause its Affiliates and its Sublicensees to, obtain for Licensor substantially all of the practical benefit and burden under such Selected Third Party Agreement, including by (a) entering into appropriate and reasonable alternative arrangements on terms agreeable to each of Licensor and Licensee (or such Affiliate or Sublicensee, as applicable), and (b) subject to the consent and control of Licensor, enforcing, at Licensor’s cost and expense and for the account of Licensor, any and all rights of Licensee (or such Affiliate or Sublicensee, as applicable) against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise.  Notwithstanding the foregoing, Licensee’s obligations under this Section 9.7.9 (Selected Third Party Agreement) will not apply to any Selected Third Party Agreements that are necessary for Licensee to exercise its continuing right to sell the Licensed Products pursuant to Section 9.7.10 (Further Sales) until the expiration of such rights (at which time the obligations under this Section 9.7.9 (Selected Third Party Agreement) will apply).

9.7.10.

Further Sales. If this Agreement is terminated for any reason other than termination by Licensor for Licensee’s material breach pursuant to Section 9.4 (Termination for Cause) or by Licensor for a Challenge pursuant to Section 9.5 (Termination for Patent Challenges), then for a period of up to [*] after the effective date of such termination, (a) Licensee or its Affiliate or Sublicensee will have the continued right to sell the Licensed Products in such country from its inventory and the obligation to comply with the terms of this Agreement in connection with such Commercialization, and (b) Licensee’s and its Affiliates’ and Sublicensees’ obligations under this Agreement with respect to all such Licensed Product that Licensee or its Affiliates or Sublicensees sell, including the obligation to remit Royalties to Licensor hereunder, will continue in full force and effect during such period.

9.7.11.

Appointment as Exclusive Distributor. If any Licensed Products are being Commercialized by Licensee in any country in the Territory as of the effective date of termination, then, at Licensor’s election (in its sole discretion) on a country-by-country basis in the Territory, subject to Licensee’s continuing right to Commercialize pursuant to Section 9.7.10 (Further Sales), until such time as all Regulatory Approvals (where

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

applicable) with respect to such Licensed Products in such country have been assigned and transferred to Licensor, either (a) Licensee will, or will cause its Affiliate or Sublicensee to, appoint Licensor or its designee as its exclusive distributor of such Licensed Products in such country and grant Licensor or its designee the right to appoint sub-distributors, to the extent not prohibited by any written agreement between Licensee or any of its Affiliates or Sublicensees and a Third Party, or (b) Licensee or its Affiliate or Sublicensee will have the continued right to sell the Licensed Products in such country from its inventory, and the obligation to comply with the terms of this Agreement in connection with such Commercialization in such country, and Licensee’s and its Affiliates’ and Sublicensees’ obligations under this Agreement with respect to all such Licensed Product that Licensee or its Affiliates or Sublicensees sell, including the obligation to remit Royalties to Licensor hereunder, will continue in full force and effect during such period.

9.7.12.

Supply of Product.  At Licensor’s written request, Licensee will continue to use commercially reasonable efforts to manufacture or cause to be manufactured and to supply or cause to be supplied to Licensor such quantities of Licensed Compounds and Licensed Products (in bulk drug substance, bulk drug product, or finished drug product form, in each case to the extent Licensee manufactures or has manufactured such form(s) at the time of termination) as Licensor indicates in written forecasts and orders therefor from time-to-time at Licensee’s actual cost of goods for such Licensed Compounds and Licensed Products plus [*]%, until the earliest of (a) such time as Licensor has established an alternate, validated source of supply for such Licensed Compounds and Licensed Products, and Licensor is receiving supply from such alternative source, (b) [*] following the effective date of termination of this Agreement and (c) if, at the time of such termination, the manufacture of Licensed Compounds and Licensed Products is being conducted by Third Party manufacturers on Licensee’s behalf and all such agreements with such Third Parties can be assigned to Licensor (in whole or, if such agreements relate to products other than Licensed Products, in relevant part) and Licensor requests such assignment of such agreements, upon such assignment to Licensor of all such agreements.  Licensor acknowledges and agrees that the terms under which Licensee manufactures and supplies Licensed Compounds and Licensed Products to Licensor hereunder will be subject to then existing terms and conditions of Licensee’s agreements with its manufacturers and suppliers.

9.7.13.

Trademark License.  Effective as of the date of termination, Licensee hereby grants and agrees to grant to Licensor a fully paid-up, royalty-free, worldwide, transferable, sublicensable (through multiple tiers), perpetual, and irrevocable license to use the Trademarks owned or otherwise Controlled by Licensee solely identifying each Licensed Product (which will not include any of Licensee’s housemarks) for the purpose of Commercializing the Licensed Product. In addition, during the period commencing on the effective date of termination of this Agreement and continuing until the date upon which (a) all Regulatory Approvals have been assigned to Licensor, and (b) the applicable Regulatory Authorities in each country in the Territory have approved, and Licensor (or its designee) is prepared to Commercialize the Licensed Products under, new packaging and labeling bearing Licensor’s housemarks (or its designees’ housemarks) and branding for each Licensed Product, Licensee hereby grants and agrees to grant to Licensor a fully paid-up, royalty-free, worldwide, transferable, sublicensable (through multiple tiers) license to use any Licensee housemarks and branding that, as of the effective date of termination of this Agreement, are included on the packaging and labeling of any Licensed Product for the purpose of Commercializing the Licensed Products, provided that Licensor complies

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

with any and all use guidelines applicable to such housemarks and branding that are provided by Licensee from time to time; and provided further, that Licensee shall only use such Licensee housemarks and branding pursuant to this Section for so long as is reasonably necessary for Licensor to ensure a smooth transition of commercialization of the Licensed Product and to comply with Applicable Law, and Licensor shall use reasonable efforts to convert the packaging and labeling of Licensed Product to Licensor’s housemarks and branding as soon as practical following termination of this Agreement, consistent with Licensor’s Commercialization needs and Applicable Law.

9.7.14.

Further Assistance.  Licensee will, and will cause its Affiliates and Sublicensees to, provide any other assistance or take any other actions, in each case reasonably requested by Licensor, as necessary to transfer to Licensor the Exploitation of the Licensed Compounds and Licensed Products, and will execute all documents as may be reasonably requested by Licensor in order to give effect to this Section 9.7 (Effects of Termination).

9.8.

Accrued Rights.  Expiration or termination of this Agreement will not relieve the Parties of any liability that accrued hereunder prior to the effective date of such expiration or termination, nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement, and any such termination will be without prejudice to the rights of either Party against the other. The remedies provided in this Article 9 (Term; Termination) are not exclusive of any other remedies that a Party may have in law or equity. Without limiting the generality of the foregoing, upon expiration or termination of this Agreement Licensee will pay to Licensor all amounts due under this Agreement to Licensor as of the effective date of termination or expiration within 30 days following such effective date of termination or expiration.  All payments made pursuant to this Section 9.8 (Accrued Rights) will be non-creditable and non-refundable.

9.9.

No Waiver.  The right of a Party to terminate this Agreement, as provided in this Article 9 (Term; Termination), will not be affected in any way by its waiver or failure to take action with respect to any prior default.

9.10.

Survival.  The provisions of Section 2.4 (Retained Rights), Section 3.3 (Licensor Technology Disclaimer), Section 5.8 (Other Payments), Section 5.9 (No Refunds; Offsets), Section 5.10 (Exchange Rate), Section 5.11 (Taxes), Section 5.12 (Audit), Section 5.13 (Manner of Payment; Late Payment), Article 6 (Intellectual Property Rights), Article 7 (Confidentiality), Article 8 (Representations, Warranties, and Covenants), Article 9 (Term; Termination), Article 10 (Dispute Resolution), Article 11 (Indemnification; Insurance), and Article 12 (Miscellaneous) will survive expiration or termination of this Agreement.

Article 10.	DISPUTE RESOLUTION
10.1.

Exclusive Dispute Resolution Mechanism.  The Parties agree that the procedures set forth in this Article 10 (Dispute Resolution) will be the exclusive mechanism for resolving disputes, actions, claims, controversies, suits, or proceedings arising in whole or in part out of, related to, based upon or in connection with this Agreement or the subject matter hereof between the Parties (each, a “Dispute,” and collectively, the “Disputes”).

10.2.

Resolution by Executive Officers.  In the event of any Dispute the Parties will first attempt in good faith to resolve such Dispute by negotiation and consultation between themselves on an informal basis for a period of [*] Business Days after receipt of written notice of such Dispute by a Party.  If such Dispute is not resolved within such [*] Business Day period, then either Party may,

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

by written notice to the other Party, refer the Dispute to the senior executive officer (or his or her delegate) (each, an “Executive Officer”) of the other Party for attempted resolution by good faith negotiation within [*] after such notice is received. Each Party may, in its sole discretion, seek resolution of any and all Disputes that are not resolved under this Section 10.2 (Resolution by Executive Officers) in accordance with Section 10.3 (Litigation).

10.3.

Litigation.  Any unresolved Dispute which was subject to Section 10.2 (Resolution by Executive Officers) must be brought exclusively in a court of competent jurisdiction, federal or state, located in the State of New York, and in no other jurisdiction. Each Party hereby consents to personal jurisdiction and venue in, and agrees to service of process issued or authorized by, such court.

10.4.

Jurisdiction.  Each Party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and state courts located in New York, New York for the purpose of any and all unresolved Disputes which were subject to Section 10.2 (Resolution by Execution Officers), (b) hereby waives to the extent not prohibited by Applicable Law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such action brought in one of the above-named courts in such jurisdiction should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (c) hereby agrees not to commence any such action other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise.  Notwithstanding anything to the contrary set forth in this Agreement, application may be made to any court of competent jurisdiction with respect to the enforcement of any judgment or award.

10.5.

Injunctive Relief.  Notwithstanding anything to the contrary set forth in this Agreement, in the event of an actual or threatened breach hereunder, the aggrieved Party may seek equitable relief (including restraining orders, specific performance or other injunctive relief) in any court or other forum, without first submitting to the dispute resolution procedures set forth in Section 10.2 (Resolution by Executive Officers).

10.6.

Waiver of Right to Jury Trial.  IN CONNECTION WITH THE PARTIES’ RIGHTS UNDER SECTION 10.3 (LITIGATION), EACH PARTY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS IT CONTEMPLATES. THIS WAIVER APPLIES TO ANY ACTION OR LEGAL PROCEEDING, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE.

Article 11.	INDEMNIFICATION; INSURANCE
11.1.

Indemnification by Licensee.  Licensee hereby agrees to defend, indemnify, and hold harmless Licensor and its Affiliates, and each of their respective directors, officers, employees, agents, and representatives (each, a “Licensor Indemnitee”) from and against any and all claims, suits, actions, demands, or other proceedings brought by any Third Party (each, a “Claim”) and all liabilities, expenses, damages, or losses, including reasonable legal expense and attorneys’ fees (collectively,

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Losses”), to which any Licensor Indemnitee may become subject as a result of any such Claim to the extent such Claim arises or results from: (a) the practice by Licensee or its Affiliates or Sublicensees under any license granted to it under Section 2.1 (Exclusive License Grant) or the use of any Licensor Materials provided to Licensee hereunder; (b) the Exploitation of the Licensor Materials, Licensed Compounds, or Licensed Products by or on behalf of Licensee, or its Affiliates, Subcontractors, or Sublicensees, including any Claim related to any product liability, personal injury, or death caused by any Licensed Compound or Licensed Product; (c) the breach by Licensee of any warranty, representation, covenant, or agreement made by Licensee in this Agreement; (d) the fraud, negligence, or willful misconduct of Licensee, or its Affiliates, Subcontractors, or Sublicensees, or any officer, director, employee, agent, or representative thereof; or (e) the failure to comply with Applicable Law by or on behalf of Licensee under this Agreement or in connection with the Exploitation of any Licensed Compound or Licensed Product; except, with respect to each of subsections (a) through (e), to the extent such Losses arise directly or indirectly from the fraud, negligence, or willful misconduct of any Licensor Indemnitee or breach of this Agreement by Licensor.

11.2.

Indemnification by Licensor.  Licensor hereby agrees to defend, indemnify, and hold harmless Licensee and its Affiliates and each of their respective directors, officers, employees, agents, and representatives (each, a “Licensee Indemnitee”) from and against any and all Claims and all Losses to which any Licensee Indemnitee may incur, suffer, or be required to pay, or may become subject as a result of, or arising in connection with, any Claim to the extent such Claims arise or result from: (a) the breach by Licensor of any warranty, representation, covenant, or agreement made by Licensor in this Agreement; (b) the fraud, negligence, or willful misconduct of Licensor or its Affiliates, or any officer, director, employee, agent or representative thereof; (c) the Exploitation of the Licensed Compounds or Licensed Products following the effective date of termination of this Agreement by or on behalf of Licensor, or its Affiliates, subcontractors, or licensees (other than Licensee), including any Claim related to any product liability, personal injury, or death caused by any Licensed Compound or Licensed Product, except with respect to any Losses arising from any failure of any Licensed Compound or Licensed Product manufactured or supplied to Licensor pursuant to Section 9.7.12 to meet applicable specifications, or any adulteration, misbranding, or other defect in any such Licensed Compounds or Licensed Products; or (d) the failure to comply with Applicable Law by or on behalf of Licensor under this Agreement or in connection with the Exploitation of any Licensed Compound or Licensed Product; except, with respect to each of subsections (a) through (d), to the extent such Losses result from the fraud, negligence, or willful misconduct of any Licensee Indemnitee or breach of this Agreement by Licensee.

11.3.	Indemnification Procedures.
11.3.1.

Notice. Promptly after a Licensor Indemnitee or a Licensee Indemnitee (each, an “Indemnitee”) receives notice of a pending or threatened Claim, such Indemnitee will give written notice of the Claim to the Party from whom the Indemnitee is entitled to receive indemnification pursuant to Section 11.1 (Indemnification by Licensee) or Section 11.2 (Indemnification by Licensor), as applicable (the “Indemnifying Party”).  However, an Indemnitee’s delay in providing or failure to provide such notice will not relieve the Indemnifying Party of its indemnification obligations, except to the extent it can demonstrate prejudice due to the delay or lack of notice.

11.3.2.

Defense. Upon receipt of notice under Section 11.3.1 (Notice) from the Indemnitee, the Indemnifying Party will have the duty to either compromise or defend, at its own expense and by counsel (reasonably satisfactory to Indemnitee), such Claim.  The Indemnifying

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Party will promptly (and in any event not more than [*] after receipt of the Indemnitee’s original notice) notify the Indemnitee in writing that it acknowledges its obligation to indemnify the Indemnitee with respect to the Claim pursuant to this Article 11 (Indemnification; Insurance) and of its intention either to compromise or defend such Claim. Once the Indemnifying Party gives such notice to the Indemnitee, (a) the Indemnifying Party will have the right to control the defense and settlement of such Claim, subject to this Section 11.3 (Indemnification Procedures) and (b) the Indemnifying Party is not liable to the Indemnitee for the fees of other counsel or any other expenses subsequently incurred by the Indemnitee in connection with such defense, other than the Indemnitee’s reasonable expenses of investigation and cooperation. Any Indemnitee will be entitled to participate in, but not control, the defense of any Claim and to retain counsel of its choice for such purpose; provided that such retention will be at the Indemnitee’s own cost and expense unless (i) the Indemnifying Party has failed to assume the defense and retain counsel in accordance with this Section 11.3.2 (Defense) (in which case the indemnified Party will control the defense at the Indemnifying Party’s cost and expense), or (ii) the interests of the Indemnitee and the Indemnifying Party with respect to such Claim are sufficiently adverse to prohibit the representation by the same counsel of both Parties under any legal requirement, ethical rules, or equitable principles.

11.3.3.

Cooperation.  The Indemnitee will cooperate fully with the Indemnifying Party and its legal representatives in the investigation and defense of any Claim. The Indemnifying Party will keep the Indemnitee informed on a reasonable and timely basis as to the status of such Claim (to the extent the Indemnitee is not participating in the defense of such Claim) and conduct the defense of such Claim in a prudent manner.

11.4.

Settlement.  If an Indemnifying Party assumes the defense of a Claim, then no compromise or settlement of such Claim may be effected by the Indemnifying Party without the Indemnitee’s written consent (which consent will not be unreasonably withheld), unless: (a) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claims that may be made against the Indemnitee; (b) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party; and (c) the Indemnitee’s rights under this Agreement are not adversely affected.  If the Indemnifying Party fails to assume defense of a Claim within a reasonable time, then the Indemnitee may settle such Claim on such terms as it deems appropriate with the consent of the Indemnifying Party (which consent will not be unreasonably withheld), and the Indemnifying Party will be obligated to indemnify the Indemnitee for such settlement as provided in this Article 11 (Indemnification; Insurance).

11.5.

Insurance.  Licensee, at its own expense, will maintain liability insurance in an amount consistent with industry standards during the Term, but in no event will such insurance be in an amount less than $[*] per occurrence and annual aggregate during the Term. In addition, during the term of Commercialization of any Licensed Product and for a period of at least 5 years thereafter, Licensee will maintain product liability insurance in an amount not less than $[*] per occurrence and annual aggregate. Licensee will maintain clinical trial insurance in compliance with all Applicable Law pertaining to the jurisdictions in which such Clinical Trials are conducted. Licensee will provide a certificate of insurance evidencing such coverage to Licensor on the Effective Date, and will maintain Licensor as an additional insured.  Licensee will notify Licensor 30 days in advance of cancelation of any such insurance.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Article 12.	Miscellaneous
12.1.

Notice.  Any notice, request, or other communication permitted or required under this Agreement will be in writing, will refer specifically to this Agreement and will be hand delivered or sent by a recognized overnight delivery service, expenses prepaid, or by facsimile (with transmission confirmed), to the following addresses or to such other addresses as a Party may designate by written notice in accordance with this Section 12.1 (Notice):

If to Licensor:

Vitae Pharmaceuticals, Inc.

Morris Corporate Center III

400 Interpace Parkway

Parsippany, NJ 07054

Attention: General Counsel

Facsimile: (862) 261-7923

Copy to:

Allergan, Inc.

Morris Corporate Center III

400 Interpace Parkway

Parsippany, NJ 07054

Attention: General Counsel

Facsimile: (862) 261-7923

Copy to (which will not constitute notice):

Ropes & Gray LLP

800 Boylston Street; Prudential Tower

Boston, MA 02199

Attention:  Marc A. Rubenstein

Facsimile: (617) 235-0706

If to Licensee:

Syndax Pharmaceuticals, Inc.

35 Gatehouse Drive, Building D, Floor 3

Waltham, MA  02451

Attention: President

Facsimile: (781) 419-1420

Copy to:

DLA Piper LLP (US)

2000 University Avenue

East Palo Alto, CA  94303

Attention:  Shane R. Albright

Facsimile: (650) 687-9295

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

12.2.

Non-Solicit.  Licensee, without the prior written consent of Licensor, during the Term, will not solicit, induce, encourage, or participate in soliciting, inducing, or encouraging any employee of Licensor, or any of its Affiliates, in each case who have been [*] in the [*] prior to [*], to terminate his or her relationship with Licensor or Licensor’s Affiliate and accept employment with Licensee. An offer of employment to an employee of Licensor by Licensee which results directly from unsolicited responses to general advertisements for employment or from an unsolicited inquiry by such employee will not be a violation of this provision.

12.3.

Designation of Affiliates.  Subject to Section 2.2 (Sublicense Rights), each Party may discharge any obligations and exercise any rights hereunder through delegation of its obligations or rights to any of its Affiliates, but only for so long as such Person remains an Affiliate of such Party for purposes of this Agreement.  Each Party hereby guarantees the performance by its Affiliates of such Party’s obligations under this Agreement, and will cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. Any breach by a Party’s Affiliate of any of such Party’s obligations under this Agreement will be a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party’s Affiliate.

12.4.

Assignment.  Neither Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other Party (such consent not to be unreasonably withheld), except that: (a) each Party may assign its rights and obligations under this Agreement in whole or in part to one or more of its Affiliates without the consent of, but upon written notice to, the other Party; (b) each Party may assign this Agreement in connection with the sale or other transfer of all or substantially all of the assets of the business to which this Agreement relates (whether such transaction occurs by way of a sale of assets, merger, consolidation or similar transaction); and (c) Licensor may assign its right to receive payments under this Agreement as part of a royalty factoring transaction.  Any successor or assignee of rights or obligations permitted hereunder will, in writing to the other Party, expressly assume performance of such rights or obligations.  Any permitted assignment will be binding on the successors of the assigning Party.  Any assignment or attempted assignment by either Party in violation of the terms of this Section 12.4 (Assignment) will be null, void, and of no legal effect.

12.5.

Limitation of Liability.  EXCEPT WITH RESPECT TO (a) Article 7 (CONFIDENTIALITY), (b) A CLAIM FOR GROSS NEGLIGENCE, FRAUD, OR WILLFUL MISCONDUCT, (c) A CLAIM BY EITHER PARTY THAT THE OTHER PARTY IS INFRINGING ANY INTELLECTUAL PROPERTY RIGHTS OF THE CLAIMING PARTY THAT ARE LICENSED TO SUCH OTHER PARTY UNDER THIS AGREEMENT AS A RESULT OF SUCH OTHER PARTY’S OR ANY OF ITS AFFILIATES EXPLOITING SUCH INTELLECTUAL PROPERTY RIGHTS OUTSIDE THE SCOPE OF THE LICENSE GRANTED IN THIS AGREEMENT, OR (d) A CLAIM FOR INDEMNIFICATION PURSUANT TO Article 11 (INDEMNIFICATION; INSURANCE), NEITHER PARTY NOR ANY OF ITS AFFILIATES WILL BE LIABLE UNDER ANY CONTRACT, WARRANTY, NEGLIGENCE, TORT, STRICT LIABILITY, OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY LOST PROFITS, SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ITS SUBJECT MATTER.

12.6.	[*]
12.7.

Severability.  If any one or more of the provisions of this Agreement is held to be invalid or unenforceable by any court of competent jurisdiction from which no appeal can be or is taken, the provision will be considered severed from this Agreement and will not serve to invalidate any

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

remaining provisions hereof.  The Parties will make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

12.8.

Waiver and Non-Exclusion of Remedies.  Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver will be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition.  The waiver by either Party of any right hereunder or of the failure to perform or of a breach by the other Party will not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party whether of a similar nature or otherwise.  The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by Applicable Law or otherwise available except as expressly set forth herein.

12.9.

Relationship of the Parties.  It is expressly agreed that Licensor, on the one hand, and Licensee, on the other hand, will be independent contractors and that the relationship between the two Parties will not constitute a partnership, joint venture, or agency.  Neither Licensor nor Licensee will have the authority to make any statements, representations or commitments of any kind, or to take any action which will be binding on the other, without the prior written consent of the other Party to do so.  All persons employed by a Party will be employees of that Party and not of the other Party and all expenses and obligations incurred by reason of such employment will be for the account and expense of such Party.

12.10.

No Third Party Beneficiaries.  The warranties and agreements set forth in this Agreement are for the sole benefit of each Party and their respective Affiliates, successors, and permitted assigns, and such warranties and agreements will not be construed as conferring any rights to any other Persons other than, with respect to the Parties’ obligations in Section 11.1 (Indemnification by Licensee) and Section 11.2 (Indemnification by Licensor), the other Persons expressly referenced as indemnitees thereunder.

12.11.

Construction; Rules of Construction.  Interpretation of this Agreement will be governed by the following rules of construction: (a) words in the singular will be held to include the plural and vice versa, and words of one gender will be held to include the other gender as the context requires; (b) references to the terms “Section”, “Exhibit”, or “Schedule” are to a Section, Exhibit, or Schedule of this Agreement unless otherwise specified; (c) the terms “hereof”, “hereby”, “hereto”, and derivative or similar words refer to this entire Agreement; (d) references to “$” or “Dollars” will mean the currency of the United States and all references to “€” or “Euros” will mean the currency of the European Union; (e) the word “including” and words of similar import when used in this Agreement will mean “including without limitation,” unless otherwise specified; (f) the word “or” will not be exclusive; (g) references to “written” or “in writing” include in electronic form; (h) the titles and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement; (i) each of the Parties has participated in the negotiation and drafting of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or burdening either Party by virtue of the authorship of any of the provisions in this Agreement or any interim drafts of this Agreement; (j) the word “shall” will be construed to have the same meaning and effect as the word “will”; (k) references to “days” will mean calendar days, unless otherwise specified; and (l) a reference to any Person includes such Person’s successors and permitted assigns.

12.12.	Governing Law. This Agreement was prepared in the English language, which language will govern the interpretation of, and any Dispute regarding, the terms of this Agreement. This

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Agreement and all Disputes arising out of or related to this Agreement or any breach hereof will be governed by and construed under the laws of the State of New York, without giving effect to any choice of law principles that would require the application of the laws of a different state.

12.13.

Entire Agreement.  This Agreement, including the Exhibits and Schedules hereto, together with the Confidential Disclosure Agreement dated [*] by and between the Licensee and Allergan (the “CDA”), sets forth the complete, final, and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions, and understandings between the Parties with respect to the subject matter hereof and supersedes, as of the Effective Date, all prior agreements and understandings between the Parties with respect to the subject matter hereof.  There are no covenants, promises, agreements, warranties, representations, conditions, or understandings, either oral or written, between the Parties other than as are set forth herein and in the CDA.  No subsequent alteration, amendment, change, or addition to this Agreement will be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.  In the event of any inconsistency between the body of this Agreement and the Exhibits or Schedules to this Agreement or any subsequent agreements ancillary to this Agreement, unless otherwise expressly stated to the contrary in such Exhibit or subsequent ancillary agreement, the terms contained in this Agreement will control.

12.14.

Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Agreement may be executed by facsimile, .pdf, or other electronically transmitted signatures and such signatures will be deemed to bind each Party hereto as if they were the original signatures.

{Signature Page Follows}

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, duly authorized representatives of the Parties have duly executed this Agreement as of the Effective Date.

VITAE PHARMACEUTICALS, INC.		SYNDAX PHARMACEUTICALS, INC.
By:	/s/ A. Robert D. Bailey	By:	/s/ Luke J. Albrecht
	Name: A. Robert D. Bailey		Name: Luke J. Albrecht
	Title: President		Title: General Counsel & Corporate Secretary

ALLERGAN, INC. (Solely for the purposes of [*])
By:	/s/ A. Robert D. Bailey
Name: A. Robert D. Bailey
Title: President

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 1.59

Licensor Patent Rights

FR Ref. No.	Application Number	Filing Date	Jurisdiction
[*]	[*]	[*]	[*]

[*] = One page of confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 3.1(a)

Licensed Compound Inventory

Compound Name	BATCH	Amount	Units
[*]	[*]	[*]	[*]

[*] = One page of confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 3.1(b)

Other Materials

[*]

[*] = One page of confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 4.3

Development Plan

[*]

[*] = One page of confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 5.2

Patent Expenses

[*]

[*] = One page of confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 8.2

Disclosure Schedule

[*]

[*] = One page of confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.